UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

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Gleacher & Company, Inc.
(Name of Registrant as Specified In Its Charter)

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Gleacher & Company, Inc.

1290 Avenue of the Americas

New York, NY 10104

Notice of Stockholder Action Taken by Written Consent

and Information Statement

May 17, 2013

To the Stockholders of Gleacher & Company, Inc.:

Notice is hereby given that on April 30, 2013, the Company received a letter from MatlinPatterson FA Acquisition LLC, a stockholder of the Company (“MatlinPatterson”), enclosing the written consents of MatlinPatterson, Eric J. Gleacher, Eric J. Gleacher 2009 Grantor Retained Annuity Trust, Hudson Bay Capital Management LP, Moors & Mendon Master Fund LP, Burnham Financial Services Fund and Burnham Financial Industries Fund (collectively, the “Majority Stockholders”) to amend the Company’s Amended and Restated Bylaws (the “Bylaws”). According to related correspondence, these stockholders owned as of April 30, 2013 in the aggregate a majority of the Company’s outstanding shares of common stock. The amendments provided for by the consents are summarized below:

•                  Voting for Election of Directors: Amendments to Sections 2.10 and 3.11 of the Bylaws change the voting standard for the election of directors. As a result of this change, each director will be elected only by an affirmative vote of the holders of a majority of the votes cast for directors (regardless of whether such director receives more “for” votes than “against” votes). Prior to this change, in a contested election, directors would be elected under a plurality voting standard, meaning that those nominees receiving the most votes (up to the number of positions to be filled) would be elected to the Board of Directors of the Company (the “Board”), and in an uncontested election, any candidate receiving more “for” votes than “against” votes would be elected.  In addition, the amendment also provides that any incumbent director who does not receive such affirmative vote must immediately tender his resignation, and the Board will consider whether to accept it.

•                  Annual Meetings of Stockholders: An amendment to Section 2.2 of the Bylaws provides that (a) there will be an annual meeting of stockholders on May 23, 2013 and (b) the annual meeting may not be adjourned without a vote of three-fourths of the directors present at a meeting of directors at which there is a quorum. The amendment also requires a vote of three-fourths of directors present at a meeting of directors at which there is a quorum to make any further changes to this section.

•                  Action of Stockholders by Written Consent: An amendment to Section 2.11 of the Bylaws requires a vote of three-fourths of directors present at a meeting of directors at which there is a quorum to amend or repeal Section 2.11, which allows stockholders to act by written consent.

•                  Special Meetings of the Board: An amendment to Section 3.6.3 of the Bylaws allows special meetings of the Board to be called by any two directors, in addition to the ways that a special meeting of directors could previously be called. The amendment also requires a vote of three-fourths of directors present at a meeting of directors at which there is a quorum to make any further changes to this section.

•                  Amendment of Bylaws by Board: An amendment to Section 7.9(b) of the Bylaws, which allows the Board to amend the Bylaws, specifies that the Board may not amend the voting standard for the election of directors.

Very truly yours,

Patricia A. Arciero-Craig
Secretary

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being provided to you in connection with the action by written consent taken by the Majority Stockholders on April 30, 2013.

Though Gleacher & Company, Inc. did not participate in the solicitation of stockholder consents that resulted in the amendment of the Bylaws by the Majority Stockholders, the Company is furnishing this Information Statement to comply with the technical requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended.

This Information Statement does not relate to the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”), for which the Company is separately soliciting proxies.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The information set forth below is required by the Securities and Exchange Commission. Because this information is largely historical, describing corporate governance and board practices adopted and followed by those persons who have been directors over the past several years, and because after the Annual Meeting we expect that our Board of Directors will be largely reconstituted, this information may not be representative of the corporate governance and board practices of the incoming board following the Annual Meeting. You should keep this in mind when you consider the information below.

Introduction

Ultimate responsibility for management of the Company’s business and affairs rests with the Board of Directors. Our by-laws call for nine directors. Currently, we have eight directors and one vacancy. We are not proposing to fill this vacancy prior to the Annual Meeting.

Each director serves for a term of one year. The Board has three standing committees, the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance (the “Directors Committee”), and delegated specific governance responsibilities to them. In addition, in June 2012, the Board established an ad hoc special committee of the Board (the “Special Committee”). The Board charged the Special Committee with reviewing and evaluating the terms and conditions, and determining the advisability of, certain strategic alternatives with respect to the Company, and, if appropriate, negotiating any such strategic alternatives and recommending to the full Board any action to be taken by the Board and the Company with respect thereto. The Board of Directors held 23 meetings during the Company’s fiscal year ended December 31, 2012. The committees of the Board each held the number of meetings noted in the table below under the heading “Committees of the Board of Directors.” During 2012, each incumbent director attended in excess of 85% of the aggregate number of meetings of the Board and meetings of the committees on which he serves. Directors are encouraged to attend each annual meeting of stockholders, and all of our directors attended last year’s meeting either in person or via teleconference.

Voting

As a result of the amendment of the Company’s Amended and Restated Bylaws (the “Bylaws”) by MatlinPatterson, Eric J. Gleacher, Eric J. Gleacher 2009 Grantor Retained Annuity Trust, Hudson Bay Capital Management LP, Moors & Mendon Master Fund LP, Burnham Financial Services Fund and Burnham Financial Industries Fund (collectively, the “Majority Stockholders”) that gave rise to the requirement to file this Information Statement, for the election of directors, each director shall be elected by the affirmative vote of the holders of a majority of votes cast for directors (regardless of whether such director receives more “FOR” votes than “AGAINST” votes).

However, on May 9, 2013, the Majority Stockholders again amended the Bylaws to change the voting standard for the election of directors. This amendment further revised the voting standard for the election of directors set forth in the Bylaws to provide that each director will be elected by the affirmative vote of a majority of the shares entitled to vote at a meeting and that are present in person or represented by proxy (but excluding, for purposes of determining the number of shares present in person or represented by proxy, any shares that are not voted in the election of directors “FOR” any nominees). The Company is required to file an additional Information Statement as a result of this subsequent action by stockholder consent.

Any incumbent director in office at the time of the election who does not receive the required affirmative vote shall immediately tender his or her resignation. The Board (excluding the director in question) shall consider each such resignation and shall decide whether to accept it.

Board Leadership Structure

The Board seeks to achieve a leadership structure that most efficiently addresses the purpose and mission of the Company and facilitates the oversight of management’s implementation of the Company’s plans. The Board strives for a structure that:

•                  facilitates the organized flow of information among directors as well as between the Board and management;

•                  encourages active participation by all directors, including the voicing of diverse opinions on important Company subjects;

•                  allows decisive decision-making and implementation; and

•                  enables unambiguous directions to management to carry out Board decisions.

The Company currently operates under a separate Chairman and Chief Executive Officer (“CEO”) structure, although no director is currently designated as “Chairman.”

Our Corporate Governance Guidelines provide that if the Chairman of the Board is an employee of the Company, the Board shall have a lead independent director, who will be elected by a majority of the independent directors of the Board. The lead independent director shall have the responsibilities designated by the independent directors. These currently include:

•                  chairing executive session meetings of the independent directors;

•                  leading the Board’s processes for selecting and evaluating the Chief Executive Officer;

•                  presiding at all meetings of the Board at which the Chairperson of the Board is not present;

•                  serving as a liaison between the Chairman and the independent director; and

•                  approving meeting agendas and schedules and information sent to the Board.

The Company does not have a fixed policy with respect to the separation of the roles of Chairman of the Board and CEO. In the past, the Company has operated under both the combined and separated Chairman/CEO structure. The Board believes that the optimal leadership structure in that regard will depend on the business needs of the Company at the time as well as the then-makeup of the Board of Directors. As a result, the Board believes that the Company’s leadership structure is likely to evolve with the Company, and the Board intends to reassess and may modify the Company’s leadership structure from time to time.

As stated above, none of our directors are currently designated as “Chairman.”

Succession Planning

The Board recognizes the importance of effective executive leadership to the Company’s success. Toward that end, the Board at least annually reviews and discusses executive capabilities and succession planning, principally with respect to the Company’s Chief Executive Officer. The Board also plays a significant role in consulting with the CEO concerning succession planning for other executive positions. The process includes consideration of organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

Director Independence

Two of our directors, Messrs. Patterson and Pechock, are affiliated with MatlinPatterson. As of February 28, 2013, MatlinPatterson controlled 28.9% of our common stock and was our largest stockholder.

The Board of Directors elected at the Annual Meeting will need to make determinations with respect to the “independence” of its members for purposes of applicable law and the rules of The NASDAQ Stock Market.

Committees of the Board of Directors

As described above, the Board of Directors currently has three standing committees: the Audit Committee, the Executive Compensation Committee and the Directors Committee, each of which operates under a written charter that has been approved by the Board. These charters, as well as our Corporate Governance Guidelines, are posted on our website at www.gleacher.com under the heading “Investor Relations — Corporate Governance.” Each of our committees in 2012 was comprised entirely of “independent directors” as defined in the NASDAQ listing standards, and each director was independent within the meaning of Rule 10A-3 of the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s Corporate Governance Guidelines. In addition, the Board determined that all Audit Committee members in 2012 were financially literate in accordance with the NASDAQ listing standards. Messrs. Rohde and Yingling were each qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act.

Set forth below is certain information with respect to our board committees. These committees will be reconstituted after the Annual Meeting by the incoming Board of Directors. The Board of Directors elected at the Annual Meeting will need to make determinations with respect to the “independence” of its members for purposes of applicable law and the rules of The NASDAQ Stock Market.

Committee Name	Members*	Functions and Responsibilities of the Committee	Meetings in 2012
Audit	Robert S. Yingling (Chair) Marshall Cohen Bruce Rohde	• Oversees the integrity of the Company’s financial reporting process, including the financial reports and other financial information provided by the Company to its stockholders, any governmental or regulatory body and the public, or other uses thereof.	15
		• Assesses and, where necessary or desirable, provides for the improvement of the Company’s systems of internal accounting and financial controls.
		• Provides for the annual audit of the Company’s financial statements by its independent registered public accounting firm (the “Independent Auditor”).
		• Evaluates the Independent Auditor’s qualifications and independence.
		• Assesses and, where necessary or desirable, provides for the improvement of the Company’s legal and regulatory compliance practices and policies;
		• Oversees the Company’s management of market, credit, liquidity and other financial and operational risks.

•    Has the sole authority and responsibility to appoint, retain (subject to such stockholder ratification as the Company deems desirable), compensate, evaluate and, where appropriate, terminate the Independent Auditor.

•    Pre-approves all audit, audit-related, and non-audit services, if any, to be provided by the Independent Auditor and also prepares the Audit Committee report required by the rules of the SEC for inclusion in the Company’s annual proxy statement.

•    Oversees the investigation of any reports made under the Company’s Procedures for Reporting Violations of Compliance Standards (the “Reporting Policy”). The full text of the Reporting Policy is available on our website at www.gleacher.com under the heading “Investor Relations — Corporate Governance.”

*       Messrs. Yingling and Rohde will not, and Mr. Cohen may not, be members of this committee after the Annual Meeting.

Committee Name	Members*	Functions and Responsibilities of the Committee	Meetings in 2012
Executive Compensation	Robert A. Gerard (Chair) Marshall Cohen Bruce Rohde	• Implements and reviews executive compensation plans, policies and programs to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of executive officers with the long-term interests of our stockholders.	8
		• Oversees generally any other material compensation arrangements applicable to key business employees who are not executive officers.
		• Develops and approves periodically general compensation policies and salary structures for our executive officers.
		• Reviews and approves base salaries, salary increases and incentive compensation for, and perquisites, if any, offered to, executive officers.
		• Reviews and approves all employment, retention and severance agreements for any executive officer.
		• Reviews and supervises cash-based, equity-based and other incentive compensation plans;
		• Reviews and supervises, in coordination with management, the overall compensation policies of the Company.

•    Prepares a report regarding the Compensation Discussion and Analysis included in our proxy statements or annual reports on Form 10-K as required by the rules and regulations of the SEC. The Executive Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

•    Has the authority to retain and terminate compensation consultants, legal counsel or other compensation adviser to assist in the evaluation of executive officer compensation, including sole authority to approve the consultants’ fees and other retention terms. In making the decision to retain any compensation consultant, legal counsel or other compensation adviser, the Executive Compensation Committee shall take into consideration certain factors relating to the independence of any such adviser, as set forth in its charter. The Executive Compensation Committee also has authority to obtain advice and assistance from any officer or employee of the Company or any outside legal expert or other adviser. In 2012, the Executive Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook & Co.”), to assist the Executive Compensation Committee in fulfilling its responsibilities. At the Executive Compensation Committee’s request, FW Cook & Co. assisted management in completing a compensation program risk assessment, assisted in the preparation of the Company’s 2012 proxy statement compensation disclosures, advised with respect to the design and implementation of our Senior Management Compensation and Retention Plan and assisted us in addressing ongoing compensation matters. No other services were provided by FW Cook & Co. in 2012.

*       Messrs. Gerard and Rohde will not, and Mr. Cohen may not, be members of this committee after the Annual Meeting.

Committee Name	Members*	Functions and Responsibilities of the Committee	Meetings in 2012
Directors and Corporate Governance	Bruce Rohde (Chair) Henry S. Bienen Marshall Cohen Robert A. Gerard	• Assists the Board of Directors in developing and implementing policies and procedures intended to assure that the Board, including its standing committees, will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis.	6

•    Assists the Board in identifying individuals qualified to become Board members and to recommend director nominees for election. In identifying and recommending nominees for positions on the Board of Directors, the Directors Committee is guided by prescribed criteria set forth in the charter of the Directors Committee and in our Corporate Governance Guidelines. These criteria include, among other things, independence, judgment, business experience, skills and availability. The Directors Committee also takes into account diversity of viewpoints, backgrounds, experiences and other relevant information. In determining whether to recommend a director for reelection, the Directors Committee considers past attendance at meetings and contribution to the activities of the Board and its committees. The Directors Committee also takes into consideration annual self-assessments conducted by the Board and each of its committees to evaluate board performance and identify personal characteristics that could contribute to the Board’s effectiveness. These criteria are not applied in a formulaic manner and are not necessarily given equal weight with respect to each candidate. Rather, the Directors Committee considers these criteria in the context of current board composition and the perceived needs of the Company at the time. The Company does not have a formal policy with respect to diversity.

		• Periodically reviews the Company’s Corporate Governance Guidelines.

The Directors Committee does not have a separate policy for director recommendations by stockholders, as stockholder recommendations are reviewed in the same manner as those made by the Directors Committee. To recommend a prospective nominee for the Directors Committee’s consideration, stockholders should submit the candidate’s name and qualifications in writing to the following address: Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104, Attn: Corporate Secretary.

*       Messrs. Rohde and Gerard and Dr. Bienen will not, and Mr. Cohen may not, be members of this committee after the Annual Meeting.

Committee Name	Members	Functions and Responsibilities of the Committee	Meetings in 2012
Special Committee	Robert S. Yingling (Chair) Henry S. Bienen Marshall Cohen* Robert A. Gerard Bruce Rohde	• Review and evaluate the terms and conditions, and determine the advisability of certain strategic alternatives of the Company (“Strategic Alternatives”). • If appropriate, negotiate any such Strategic Alternatives and consider the fairness of any such Strategic Alternatives to the Company and its stockholders. • Recommend to the full Board what action, if any, should be taken by the Board and the Company with respect to any Strategic Alternatives.	32

*       Mr. Cohen, former Chair of the Special Committee, resigned from the committee effective September 14, 2012.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

The Audit Committee has been designated to take primary responsibility at the board level for overseeing risk management and is responsible for overseeing the Company’s management of market, credit, liquidity and other financial and operational risks (including risks arising from employee compensation policies). In this capacity, the Audit Committee defines and prioritizes risks and evaluates the adequacy of the Company’s policies and procedures designed to respond to and mitigate risks. The Audit Committee also oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and discusses policies with respect to risk assessment and risk management. In this role, the Audit Committee receives reports from senior management and our Internal Audit, Compliance and Legal departments on a periodic basis. The Audit Committee receives these reports and reports to the full Board.

In addition, the Board, as a whole and through its committees, considers the risks within its areas of responsibilities. For example, the full Board is involved in any strategic, operational and reputational risks and exposures; major litigation and regulatory exposures and other matters that may present material risk to the Company’s operations, plans, prospects or reputation, acquisitions and divestitures and senior management succession planning. The Directors Committee assesses risks and exposures related to corporate governance, director succession planning, board organization, membership and structure. The Executive Compensation Committee is also involved in assessing the risks associated with executive compensation programs and arrangements, including our incentive plans and compensation practices and policies generally.

Please see the discussion under the heading “Compensation Discussion and Analysis — Risk Assessment in Compensation Programs” below for more information.

Stock Ownership Guidelines

We believe that our named executive officers (“NEOs”) and directors should accumulate and hold a significant financial stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, in April 2012, the Board adopted stock ownership guidelines that define ownership expectations for our NEOs and directors.

Officers

Pursuant to the guidelines, covered officers have a target ownership level, set forth in the chart below. The guidelines apply to all NEOs.

Prior to attaining the target ownership level, covered officers are expected to retain 50% of the “profit shares” attributable to the exercise of options or vesting and settlement of restricted shares or RSUs. “Profit shares” are the shares remaining after withholding to cover taxes and, in the case of options, the exercise price. There is no time frame to reach the guidelines. Rather, covered officers are expected to accumulate ownership through the share retention requirement described above.

Shares counting towards ownership include those directly owned, those held in trust for direct family members, and those held in company-sponsored defined contribution plans (e.g., 401(k), deferred comp arrangements). Unvested restricted shares and RSUs and unexercised options are excluded.

Each year on January 1, the number of target shares is determined using the current salary and stock price. This number is communicated to the covered officers as their “target.” If an officer’s target is met at any time, the officer has no further retention requirement unless the officer sells any of the shares that were required to meet the target or is promoted into a higher ownership tier. This encourages officers to attain the target as quickly as possible, and to hold the shares perpetually while employed once the target is attained.

The required levels are as follows:

Officer Title	Share Requirement
Chairman	6x Base Salary
CEO	6x Base Salary
Chief Operating Officer	3x Base Salary
Other Officers	2x Base Salary

Directors

The guidelines for directors are the same as for the covered officers. The multiple is 5x the baseline annual cash Board retainer.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code”) applicable to our employees and members of the Board. The Code is available on our website at www.gleacher.com. We intend to satisfy the disclosure requirements regarding any amendments or waivers to the Code by filing Current Reports on Form 8-K with the SEC.

Stockholder Communication with Directors

Stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors at the following address: Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

The Company has historically compensated non-employee directors of the Company (a “Non-Employee Director”) as follows:

•                  annual retainer (all Non-Employee Directors): $50,000 each;

•                  annual retainer (Audit and Executive Compensation Committee Chairs): $25,000 each;

•                  annual retainer (Audit Committee members except Chair): $15,000 each; and

•                  annual discretionary equity grant (all Non-Employee Directors): $50,000 each.

In addition, the Chairs of the Board’s Special Committee each received $25,000 retainer fees and each member of the Special Committee receives $1,500 per meeting attended.

In order to promote equity ownership by our directors, we have historically offered them the opportunity to take their compensation in equity awards, as follows:

•                  Non-Employee Directors may elect to receive their annual retainers in cash, stock options or restricted stock; and

•                  annual equity grants may, at each director’s election, be made in stock options or restricted stock.

Each of our directors receiving compensation elected to receive equity grants for some or all of their 2012 compensation. In addition, our directors are subject to stock ownership guidelines that encourage each director to accumulate direct ownership equal to at least 500% of the baseline annual cash Board retainer. The Directors Committee periodically assesses compensation levels for directors and may make changes to elements of the director compensation program in the future. These guidelines are discussed in detail under the heading “Board of Directors and Corporate Governance — Stock Ownership Guidelines.”

The following table sets forth, for the fiscal year ended December 31, 2012, certain information regarding the compensation awarded to each Non-Employee Director in 2012. Messrs. Patterson and Pechock, affiliates of MatlinPatterson, one of our principal stockholders, do not receive compensation for their services as directors. This information is provided as required by the Securities and Exchange Commission.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
Henry S. Bienen	$50,000	$50,000	—	$48,000	$148,000
Marshall Cohen	—	—	$115,000	$53,500	$168,500
Robert A. Gerard	$75,000	—	$50,000	$48,000	$173,000
Mark R. Patterson	—	—	—	—	—
Christopher R. Pechock	—	—	—	—	—
Bruce Rohde	—	—	$115,000	$48,000	$163,000
Robert S. Yingling	$75,000	$50,000	—	$73,000	$198,000

(1)                                 Amounts set forth in the Stock Awards and Option Awards columns represent the grant date fair value of awards made by the Company in fiscal year 2012. Grant date fair value has been determined in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (“ASC 718”). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2011 may be found in Note 21 of the

Company’s consolidated financial statements for fiscal year 2012 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)                                 The total stock awards outstanding for each director as of December 31, 2012 are as follows: Dr. Bienen, 24,225; and Mr. Yingling, 24,225.

(3)                                 The total option awards outstanding for each director as of December 31, 2012 are as follows: Mr. Cohen, 457,031; Mr. Gerard, 395,889; and Mr. Rohde, 461,225.

(4)                                 Amounts set forth in this column include compensation to members of the Special Committee for their services in 2012.

The Directors Committee periodically assesses compensation levels for directors and may make changes to elements of the director compensation program in the future.

Messrs. Hughes and Gleacher each served as a director of the Company in 2012. Compensation information with respect to Messrs. Hughes and Gleacher is discussed below under the heading “Compensation of Executive Officers.”

AUDIT COMMITTEE REPORT*

The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board. The Board annually reviews the NASDAQ listing standards definition of independence and has determined that each member of the Committee meets that standard, and each member is independent within the meaning of Rule 10A-3 of the rules promulgated by the SEC under the Exchange Act and the Company’s Corporate Governance Guidelines.

The Audit Committee’s responsibility is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures to ensure the financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States.

During 2012, the Committee met at least quarterly with the Company’s Controller and management. In addition, the Committee meets with the Company’s independent registered public accounting firm on a quarterly basis or more frequently, as requested by the independent registered public accounting firm or the Committee. In 2012, the Committee met privately with the independent registered public accounting firm, as well as with management on at least a quarterly basis. The Committee also reviewed its charter and undertook a self-assessment and reported the results of that assessment to the Board.

In 2012, the Committee met during the year with the Director of the Company’s Internal Audit Department and the Director of the Company’s Compliance Department for reports on the status of certain internal controls. On at least an annual basis, the Committee met privately with each of the Director of Internal Audit and the Director of the Compliance Department.

Management represented to the Committee that the Company’s consolidated financial statements for fiscal year 2012 were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and its independent registered public accounting firm. The Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 380, Communication with Audit Committees. Based on these discussions and reviews, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

During fiscal 2012, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, the Audit Committee has determined that the provision of the non-audit services described under the heading “Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm — Principal Accounting Firm Fees” in the Company’s 2013 Proxy Statement is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Pursuant to the Committee charter, the Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm who shall report directly to the Committee. The Committee appointed the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP, as the independent registered public accounting firm to conduct the audit for the fiscal year ended December 31, 2013 and recommended to the Board that the Board ratify this action. The Company’s independent registered public accounting firm has provided to the Committee a written disclosure required by applicable requirements of the Public Company Accounting Oversight

Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee discussed with the independent registered public accounting firm that firm’s independence.

AUDIT COMMITTEE

Robert S. Yingling (Chair)

Marshall Cohen

Bruce C. Rohde

The Board has determined that all Audit Committee members are financially literate in accordance with the NASDAQ listing standards. Messrs. Yingling and Rohde are each qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ listing standards.

*                                         The material in this report is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers:

Name	Age	Position	Executive Officer Since
Thomas J. Hughes	55	CEO	2011
John Griff	57	Chief Operating Officer	2011
Patricia A. Arciero-Craig	45	General Counsel	2007
Bryan Edmiston	37	Controller	2011

In addition to our current executive officers named above, Eric J. Gleacher served in an executive capacity and as our Chairman of the Board during 2012 until January 28, 2013.

THOMAS J. HUGHES was appointed to be our Chief Executive Officer as of May 2, 2011 and was elected to our Board at the 2011 Annual Meeting of Stockholders. From October 2010 to April 2011, Mr. Hughes served as a Special Advisor to Board of Directors of LNR Property LLC, a diversified commercial real estate finance company, and from July 2007 to October 2010, Mr. Hughes served as Chairman and Chief Executive Officer of LNR Property LLC. From November 2005 to March 2006, he served as the President and Chief Operating Officer of Clinton Group, Inc., a New York-based hedge fund. From 2001 to 2005, he served as Chief Executive Officer of Deutsche Asset Management and was a member of the Deutsche Bank Group Executive Committee. Prior to joining Deutsche Bank, Mr. Hughes held a number of senior positions with Merrill Lynch. He began his career at Merrill Lynch in 1984 as a mortgage backed securities trader and was named Head of MBS Trading in 1987, where he rebuilt and expanded the mortgage department. During his tenure at Merrill Lynch, Mr. Hughes also became the global head of equity derivatives and convertible bond trading and in 1999 became the head of a newly created unit, Global Securities Financing. Mr. Hughes is also a Co-Founder of Fieldpoint Private Bank & Trust. Mr. Hughes has served as a member of the board for organizations and corporations including Soleil Corporation, the International Monetary Fund and Hospital for Special Surgery, and continues as a board member of the Cystic Fibrosis Foundation and The United States Merchant Marine Academy. Mr. Hughes graduated from The United States Merchant Marine Academy, earning a Bachelor of Science degree in Naval Architecture and Marine Engineering.

JOHN GRIFF was appointed Chief Operating Officer (“COO”) of the Company in July 2011. Before joining the company, Mr. Griff most recently served, from 2008 to 2010, as Strategic Advisor to the Chief Executive Officer of LNR Property Corporation, a diversified commercial real estate finance company, where he advised the Chief Executive Officer and management team on asset management strategy and acquisition opportunities. He also sub-advised the LNR European commercial real estate fund. Prior to his role with LNR Property Corporation, Mr. Griff served as President of Putnam Lovell NBF, a boutique investment bank focused on the financial services sector, where he was the head of the National Bank of Canada’s (NBF) U.S. operations from 2003 until 2007. In this role, Mr. Griff was responsible for all business divisions, including Investment Banking, Equities, Equity Derivatives, Fixed Income, Merchant Banking and Treasury, and Mr. Griff also served on the NBF Executive Committee. From 1997 to 2002, Mr. Griff was with HSBC Securities (USA) Inc., the U.S. based investment banking subsidiary of HSBC, where he ultimately served as Chief Executive Officer and had the responsibility for overseeing U.S. based operations, including Equities, Fixed Income, Investment Banking and Support Divisions. Mr. Griff also served as co-head of HSBC’s Global Fixed Income group. During his tenure as Chief Executive Officer and co-head of the Global Fixed Income group, Mr. Griff also served as a member of the Executive Committee. Before joining HSBC Securities (USA), from 1993 to 1997, Mr. Griff was a senior executive at

NationsBanc Capital Markets, Inc. where he ultimately served as Vice Chairman, and, from 1986 to 1993, he served as a Managing Director at Lehman Brothers and at Merrill Lynch. Mr. Griff graduated from Fordham University, earning a Bachelor of Science degree in finance and marketing. He has previously served as the President of the Investment Association of New York.

PATRICIA A. ARCIERO-CRAIG joined the Company in 1997. She has been General Counsel and Secretary of the Company and Gleacher Securities since 2007. From 2003 to 2007, Ms. Arciero-Craig served as Deputy General Counsel of Gleacher & Company and, prior to 2003, she served as Associate General Counsel. Prior to joining Gleacher & Company in 1997, she was an attorney with the law firm of Harris Beach PLLC, where she practiced in the fields of commercial litigation, bankruptcy and restructuring. Ms. Arciero-Craig received a J.D. (cum laude) from Albany Law School of Union University and a Bachelor of Arts degree from Fairfield University. Ms. Arciero-Craig is a member of the Securities Industry and Financial Markets Association and the Society of Corporate Secretaries and Governance Professionals.

BRYAN EDMISTON joined the Company’s broker-dealer subsidiary, Gleacher & Company Securities, Inc. in December 2009 as a Managing Director responsible for Accounting Policy and SEC Reporting. In July 2010, he also assumed the role of Controller of this subsidiary. On July 28, 2011, the Board of Directors of the Company appointed Mr. Edmiston Controller of the Company, such appointment effective as of August 15, 2011. Prior to joining the Company, Mr. Edmiston was a Senior Manager within the Banking & Capital Markets Assurance practice at PricewaterhouseCoopers LLP, where he worked from 1997 to 2009, servicing a number of clients in the financial services industry. Mr. Edmiston graduated from Pace University, earning a Bachelor of Business Administration in Accounting. He is a member of the American Institute of Certified Public Accountants and is a registered C.P.A. in the states of New York and New Jersey.

EXECUTIVE COMPENSATION COMMITTEE REPORT*

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the Exchange Act with management and, based on the Executive Compensation Committee’s review and discussions with management, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

EXECUTIVE COMPENSATION COMMITTEE

Robert A. Gerard (Chair)

Marshall Cohen

Bruce C. Rohde

*                                         The material in this report is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation policies and decisions, generally and specifically with respect to 2012, as they relate to (1) Mr. Hughes, who served as our CEO during fiscal year 2012, (2) Mr. Edmiston, who served as our principal financial officer (“PFO”) during fiscal year 2012, and (3) Messrs. Griff and Gleacher and Ms. Arciero-Craig, our only other executive officers serving as such as of December 31, 2012 (collectively referred to as our “named executive officers” or “NEOs”).

Executive Summary

General.  Compensation decisions for our NEOs are made by our Executive Compensation Committee. NEO compensation consists principally of a base salary paid in cash and incentive compensation paid either in cash, equity grants or a combination of both. Incentive compensation typically represents a larger compensation opportunity for our NEOs than salary compensation. As a general matter, the Executive Compensation Committee does not establish formulas for incentive compensation but rather retains full discretion in the amount and type of incentive compensation awarded. In making these decisions, the Executive Compensation Committee applies a pay-for-performance philosophy that considers the performance of the individual executive, the performance of the Company and the other factors listed below. Incentive compensation decisions are typically made in February (following the end of the applicable fiscal year), so that the Executive Compensation Committee has the benefit of the Company’s full-year performance when making incentive compensation decisions.

The Executive Compensation Committee’s decisions regarding executive compensation in 2012 were significantly affected by the following factors and circumstances:

•                  In 2011, we adopted a new strategic plan designed to maximize long-term revenue growth opportunity and reduce our overall expense structure. A critical component of this plan was to redesign our compensation programs and practices. In implementing this redesign, Messrs. Hughes and Griff made targeted leadership changes in our principal business units. In our MBS & Rates segment, this leadership transition was accompanied by significant employee turnover, with headcount falling by approximately half, disrupting operations and resulting in a decline in net revenue. As a result of the efforts of Messrs. Hughes and Griff, we recruited replacement sales and trading personnel, substantially rebuilding the division with quality and experienced human resources.

•                  In response to a variety of factors, in mid-2012 we appointed a Special Committee of our Board of Directors and commenced a review of strategic alternatives, to include possible actions such as partnering with one or more equity investors, strategic acquisitions and divestitures, and a business combination involving the Company. In supporting the activities of the Special Committee, our NEOs devoted a significant portion of time and resources engaging with third parties regarding possible business combinations, gathering relevant operating and financial information about the Company and third parties, performing financial analyses of a variety of proposals, meeting internally and with the Special Committee’s advisors to discuss various alternatives and meeting to discuss the financial and legal aspects of various transaction scenarios. In August 2012, these activities, which had previously been confidential, were subject to press leaks. Our NEOs effectively managed communications with customers, employees, the media and others regarding press reports about the Company and speculation regarding its business and financial situation and its future prospects.

•                  Due in part to the factors cited above, we recorded disappointing financial results for 2012. Net revenues decreased by 22% compared to our 2011 results, and the Company posted a $77.7 million loss. In line with our financial results, our stock price decreased from $1.74 per share at the beginning of the year to $0.70 per share at year-end.

In making its decisions regarding year-end incentive compensation, the Executive Compensation Committee carefully considered not only the absolute financial performance of the Company but also the challenging conditions faced by the NEOs, who had, in the opinion of the Executive Compensation Committee, performed ably. The Executive Compensation Committee ultimately determined to make year-end incentive awards to recognize the performance and efforts of the NEOs, but, because of the erosion in stockholder value that occurred throughout the year, the awards were positioned significantly below compensation levels among our peers. These awards were intended to acknowledge the individual performance of each of our NEOs, while at the same time reflecting the overall poor performance of the Company, in terms of stockholder value, during 2012. The Executive Compensation Committee was also mindful that year-end awards constitute the bulk of our NEOs compensation and believed that some modest amount of year-end compensation was necessary to retain and motivate our NEOs in an environment where competition for qualified executives is intense.

Year-end Incentive Awards.  Mr. Hughes’s year-end incentive compensation in respect of 2012 increased to $750,000 compared to $250,000 for 2011. With respect to 2011, his first year as our Chief Executive Officer, to reinforce his commitment to substantial reductions in compensation expense, Mr. Hughes requested that he not be granted year-end compensation beyond the cash amount contemplated by his employment agreement. The increase in Mr. Hughes’ year-end incentive award resulted principally from the conservative nature of his year-end reward with respect to 2011 and his leadership and recruiting successes in 2012. Mr. Griff’s year-end compensation decreased from $1.3 million for 2011 to $600,000 for 2012. Year-end incentive compensation awarded to Ms. Arciero-Craig decreased from $825,000 with respect to 2011 to $650,000 for 2012. The decrease in Mr. Griff’s and Ms. Arciero-Craig’s year-end awards related to the decrease in stockholder value and short-term operating performance, and the Company’s drive to reduce overall compensation expense, as opposed to their individual performance during the year. Mr. Edmiston’s year-end award increased slightly from $475,000 for 2011 to $500,000 in respect of 2012 to reflect additional responsibilities that he assumed in 2012. Each of these awards also reflected the balancing of interests described above.

Year-end incentive compensation awarded to our NEOs (and to our employees generally) in respect of 2012 was paid in cash. In making the determination to pay incentive compensation in cash, the Executive Compensation Committee considered a variety of factors, particularly our depressed stock price and the fact that delivery in shares at the current depressed price would result in significant stockholder dilution. Additionally, because the NEOs already owned or had direct interest in a substantial amount of Company stock, the Executive Compensation Committee considered existing equity ownership interests sufficient to create strong alignment between the NEOs and stockholders generally. See the discussion under the heading “— Decisions with Respect to 2012 NEO Compensation” for additional information.

Senior Management Compensation and Retention Plan.  Given the determination in mid-2012 to conduct a strategic review that could result in a business combination or other event causing the termination of employment with the Company of one or more of our NEOs, the Executive Compensation Committee approved, and the Company adopted, the Gleacher & Company Senior Management Compensation and Retention Plan and entered into agreements (“Retention Agreements”) with each of our NEOs providing for cash payments and accelerated vesting of equity awards in the event of a termination of employment within a specified period of time before or after the occurrence of specified certain extraordinary corporate transactions. See “Narrative Disclosure and Employment Agreements — Gleacher & Company Senior Management Compensation and Retention Plan” and “Potential Payment Upon Termination or Change in Control.”

Other.  On January 28, 2013, Mr. Gleacher resigned as a director and executive officer of the Company. With Mr. Gleacher’s departure, no executive officer has a tax gross-up provision. For more information, see “Compensation of Executive Officers — Narrative Disclosure and Employment Agreements.”

Responsibility for Compensation Decisions

The Executive Compensation Committee is responsible for discharging the responsibilities of our Board relating to compensation and, in particular, for implementing and reviewing executive compensation plans, policies and programs, as described more fully in “Board of Directors and Corporate Governance — Committees of the Board of Directors” Above.

The Executive Compensation Committee’s approach to executive compensation includes the following three principal elements:

Element		Purpose
•	Pay-for-performance philosophy for compensating NEOs	•	To most effectively motivate our NEOs to make sound business decisions
•	Array of compensation elements, adjustable by the Executive Compensation Committee on a per-NEO basis or more broadly from year to year	•	To deliver the compensation package it believes most supportive of achieving our corporate objectives
•	A process for collecting and evaluating pertinent information, including advice from its independent compensation consultant	•	To make the most appropriate and effective decisions regarding NEO compensation

The Executive Compensation Committee also reviews and supervises, in coordination with management, the overall compensation policies for the Company.

Compensation Philosophy and Objectives

In general, our NEO compensation practices are predicated on a pay-for-performance philosophy. This policy is intended to:

•              align compensation with the performance of both our NEOs and the Company;

•              provide our NEOs with financial incentives to promote the favorable performance of the Company over the long term;

•              align the compensation of our NEOs with changes in stockholder value;

•              allow us to attract and retain talented senior professionals in a competitive business; and

•              maximize the financial efficiency of our compensation from tax, accounting, cash flow and stockholder dilution perspectives.

As a result, the Executive Compensation Committee has generally not adopted strict formulas for NEO compensation and instead relies primarily on a discretionary approach in which it sets executive compensation levels on a case-by-case, year-by-year basis. This approach is consistent with that employed by most other firms in the financial services industry and generally is thought to be most effective in attracting and retaining qualified senior executives. This practice is designed to provide the Executive Compensation Committee with flexibility to vary compensation from year to year to reflect the performance of each NEO and the performance of the Company.

Review and Process

In determining the compensation of each NEO, the Executive Compensation Committee considers many factors, including, but not limited to:

•              the individual roles and responsibilities of each NEO;

•              the degree to which the Company achieved its operational, strategic and financial goals for the year;

•              how each NEO contributed to the Company’s overall performance;

•              changes in stockholder value during the year;

•              employment agreements and any other relevant contractual obligations;

•              compensation paid to each NEO in prior years;

•              the pay practices of the Company’s competitors; and

•              prevailing macro-economic conditions.

The factors considered by the Executive Compensation Committee, and the relative importance attached to each, is subject to change from year to year based on the judgment of the Executive Compensation Committee.

Board’s Consideration of Advisory Vote

At our 2012 Annual Meeting, we held a stockholder advisory vote to approve the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. At this meeting, our stockholders approved the compensation of our NEOs, with approximately 76% of stockholder votes cast in favor of our say-on-pay resolution. The Executive Compensation Committee viewed this vote as supportive of the Company’s existing policies and made no significant changes to the basic compensation philosophy and approach to compensating our NEOs.

Compensation Elements

NEO compensation has historically consisted of the following principal elements:

Base Salary	Base salaries are set at levels that the Executive Compensation Committee believes are competitive with those of executives in similar positions at comparable financial services companies.
Base salaries occasionally are raised as a reward for superior performance, in connection with a promotion or as a means to attract or retain necessary executive talent.

The 2012 base salaries of Messrs. Hughes, Griff and Gleacher were set by their employment agreements. Neither Ms. Arciero-Craig nor Mr. Edmiston has an employment agreement specifying salary levels, although each of the foregoing, other than Mr. Gleacher, is party to a Retention Agreement.

Cash Bonus

Cash bonuses are a form of incentive compensation intended to reward successful achievement of objectives. Cash bonuses for our NEOs are generally not based on specific formulas, but rather are made at the discretion of the Executive Compensation Committee, which considers the factors described above in making decisions.

Long-Term Equity Incentives

Long-term equity incentive awards are designed to focus executives on long-term Company performance, to promote retention and to align a significant component of our NEOs’ compensation with changes in stockholder value over the long term. Except where an employment agreement provides for a specific grant, equity awards are made at the discretion of the Executive Compensation Committee rather than pursuant to specific formulas. Long-term equity incentive awards have historically taken the form of restricted stock units (“RSUs”), restricted stock awards or stock options. The Executive Compensation Committee sets the vesting terms at the time of grant.

The Executive Compensation Committee has historically awarded incentive compensation annually, determining the amount and nature of the award for each NEO shortly after year-end to reflect performance for the most recently completed year. Incentive awards are occasionally made at other times, to address specific circumstances, such as new hires, promotions, retention concerns and other specific corporate objectives. Incentive compensation awards made on the annual cycle are usually, but not always, comprised of a combination of cash bonuses and long-term equity incentive awards.

The elements of our executive compensation, the proportion of one element relative to others and similar matters are within the discretion of the Executive Compensation Committee and may change from year to year, based principally on the judgment of the Executive Compensation Committee regarding how best to incentivize our NEOs in the prevailing business environment.

Historically, incentive compensation has represented a large portion of total compensation paid to our NEOs in order to ensure that the majority of compensation is variable and tied to performance. This practice is designed to provide the Executive Compensation Committee flexibility to vary compensation from year to year to reflect each NEO’s and the Company’s performance. In addition, a large portion of incentive compensation is typically, but not always, paid in the form of long-term equity incentive awards that vest over time. This practice is designed to support our objectives of retaining top talent, creating alignment between changes in stockholder value and pay realized by executives and encouraging a long-term focus. The proportion of incentive compensation that is paid in equity to that paid in cash is not fixed, but rather is determined by the Executive Compensation Committee at the time of grant to reflect the consideration of such factors as the size of the total award and each NEO’s stock ownership level.

In 2012, the Executive Compensation Committee made incentive awards in cash. In making this determination, the Executive Compensation Committee considered a variety of factors, particularly our depressed stock price and the fact that delivery in shares at the depressed stock price would result in significant stockholder dilution.

The amount and mix (cash to equity) of NEO compensation is also affected by any applicable employment agreements or other contractual obligations. As with most companies in our industry, employment agreements are intended to attract and retain qualified executives who may have other employment opportunities that appear more attractive absent these contracts. Employment agreement terms can vary substantially from one to another. The principles underlying our employment agreements are intended to incentivize management performance and compensate them on a performance-based basis. See the discussion under the heading “Narrative Disclosure and Employment Agreements” for more information regarding our employment agreements.

Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct

In the event of a material negative accounting restatement due to material noncompliance by the Company with financial reporting requirements, the Board or a committee of the Board will review the circumstances that caused the restatement and consider issues of accountability among the Company’s executive officers. If the Board determines that fraud or intentional misconduct by one or more of the Company’s executive officers caused the error or errors that resulted in the need for the Company to restate its financial statements, the Board may require reimbursement of certain incentive compensation earned by such executive officer or officers with respect to the period covered by the restatement.

Anti-Hedging Policy

Our policies regarding trading in our common stock prohibit employees and directors from hedging or otherwise disposing of the economic risk of ownership of our stock other than through a true sale. In addition, employees are prohibited from short-term trading in personal accounts and as a result, they are required to hold purchased stock positions in our common stock for a minimum of 14 days, subject to certain exceptions.

Role of Independent Compensation Consultant

General.  The Executive Compensation Committee has historically engaged an independent consultant to advise it on compensation matters. In recent years, including 2012, the Executive Compensation Committee engaged FW Cook & Co. to serve as its independent compensation consultant.

During 2012, FW Cook & Co. assisted the Company in performing a compensation program risk assessment, advised us on the preparation of our 2012 proxy statement compensation disclosures, advised with respect to the design and implementation of our Senior Management Compensation and Retention Plan, helped to develop our stock ownership guidelines, and addressed ongoing compensation issues for the Executive Compensation Committee as they arose. Representatives of FW Cook & Co. attend meetings of the Executive Compensation Committee as requested by the Executive Compensation Committee chair, are available to the Executive Compensation Committee chair and other members on a regular basis and will meet with management when directed to do so by the Executive Compensation Committee.

FW Cook & Co. has no other financial relationships with the Company and works with management only at the request of the Executive Compensation Committee to obtain data and other information necessary for advising and supporting the Executive Compensation Committee.

2012 Peer Group Analysis.  To provide competitive context to the Executive Compensation Committee in its deliberations on year-end incentive awards to Messrs. Hughes and Griff, FW Cook & Co. analyzed executive compensation levels and incentive program structures and design within a peer group of similarly sized, publicly traded investment banking and brokerage firms. FW Cook & Co. determined the membership of the peer group with input from the Executive Compensation Committee and management. The peer group consisted of the following companies:

Cowen Group	Jefferies Group	Oppenheimer Holdings
Evercore Partners	JMP Group	Piper Jaffray
FBR & Co.	KBW	Stifel Financial
Greenhill & Co.	Lazard Ltd.	SWS Group

The peer group we used to benchmark the elements of executive pay was made up of U.S. companies in the financial services industry whose revenues and market capitalizations most closely resemble those of the Company and which represent our principal source of competition for executive talent in our industry.

FW Cook & Co.’s analysis examined the structure of incentive compensation programs as well as a history of compensation for named executive officers in positions comparable to those of Messrs. Hughes and Griff in each of the peer companies.

The Executive Compensation Committee used the peer group data provided by FW Cook & Co. to gain an understanding of market practices at the time with regard to the design and magnitude of executive compensation. The Executive Compensation Committee considered this information among other factors in determining 2012 compensation levels for Messrs. Hughes and Griff, but not as the sole factor, nor did it target a specific percentile positioning versus the Company’s peers for compensation awarded to these two NEOs. In making compensation decisions, the Executive Compensation Committee considered FW Cook & Co.’s analysis together with the other factors discussed in this Compensation Discussion & Analysis.

In determining compensation awards for Ms. Arciero-Craig and Mr. Edmiston, the Executive Compensation Committee considered, among other factors, similar data furnished by FW Cook & Co. in prior years as well as the compensation that had been paid to them in past years.

Decisions with Respect to 2012 NEO Compensation

In setting 2012 NEO compensation, the Executive Compensation Committee considered the various factors described below.

Base Salary.  The 2012 base salaries of Messrs. Hughes ($750,000), Griff ($350,000) and Gleacher ($350,000) were each prescribed by the terms of their respective employment agreements with the

Company. The 2012 base salaries of Ms. Arciero-Craig ($250,000) and Mr. Edmiston ($200,000) had been determined previously by the Executive Compensation Committee.

2012 Annual Incentive Award Determinations.  Set forth below is a description of the annual incentive awards made to each NEO with respect to their performance in 2012 and an explanation of the principal factors considered by the Executive Compensation Committee in making these awards. Other than the Section 162(m) threshold goal described under the heading “Section 162(m)” below, the Executive Compensation Committee did not condition 2012 annual incentive awards to our NEOs on the achievement of specific corporate objectives, but rather considered the function, responsibilities and contributions of each of our NEOs and exercised discretion in assessing both the contribution potential of each of our NEOs and the extent to which that potential was achieved. For each of our NEOs, the Executive Compensation Committee did not establish a specific weighting for each factor, but rather considered all of the factors together.

The annual incentive awards made to our NEOs with respect to 2012 took the form of cash, in each case paid in February 2013. In accordance with SEC reporting rules, the cash component of annual incentive awards are reflected in the Summary Compensation Table for the year in which the services were provided. Equity awards (if any) are reported in the Summary Compensation Table in the year in which the award is made. Consequently, in the Summary Compensation Table below, 2012 compensation includes cash bonuses for 2012 paid in February 2013 and equity awards for 2011 made in February 2012. Compensation for other years are similarly reported.

In making annual decisions with regard to salary changes and incentive compensation awards, our CEO typically considers individual NEO performance and provides a recommendation to the Executive Compensation Committee for each NEO other than himself. With respect to 2012, Mr. Hughes made recommendations with respect to the compensation of Messrs. Griff and Edmiston and Ms. Arciero-Craig. While the CEO does not make a recommendation with respect to his own compensation, our CEO has historically engaged in a self-evaluation and presented a summary of accomplishments to the Executive Compensation Committee. The Executive Compensation Committee considers this information, along with the other information described above, in making decisions regarding the compensation of the CEO and the other NEOs.

In making its decisions regarding year-end incentive compensation, the Executive Compensation Committee carefully considered not only the absolute financial performance of the Company but also the challenging conditions faced by the NEOs, who had, in the opinion of the Executive Compensation Committee, performed ably. The Executive Compensation Committee ultimately determined to make year-end incentive awards to recognize the performance and efforts of the NEOs, but, because of the erosion in stockholder value that occurred throughout the year, the awards were positioned significantly below compensation levels among our peers. These awards were intended to acknowledge the individual performance of each of our NEOs, while at the same time reflecting the overall poor performance of the Company, in terms of stockholder value, during 2012. The Executive Compensation Committee was also mindful that year-end awards constitute the bulk of our NEOs compensation and believed that some modest amount of year-end compensation was necessary to retain and motivate our NEOs in an environment where competition for qualified executives is intense.

2012 Annual Incentive Awards — Mr. Hughes.  The Executive Compensation Committee considered the following factors in deliberations regarding Mr. Hughes’ 2012 annual incentive compensation:

•                   Mr. Hughes’ key role in managing the Company’s business operations and implementing its long-term strategic plan, including, in particular, making significant changes in compensation plans and recruiting new business leaders;

•                   Mr. Hughes’ role in facilitating the Company’s review of strategic alternatives;

•                   the Company’s overall financial performance;

•                   the performance of the Company’s stock price during the year;

•                   Mr. Hughes’ management of the other NEOs;

•                   Mr. Hughes’ overall performance over the year;

•                   Mr. Hughes’ base salary;

•                   the conservative nature of Mr. Hughes prior-year award; and

•                   Mr. Hughes’ total cash compensation and long-term equity compensation relative to the historical compensation paid to the chief executive officers of our peer companies and general industry practices among comparably sized companies.

Mr. Hughes was granted a cash bonus of $750,000. This bonus reflected Mr. Hughes’s performance in 2012 and resulted in total direct compensation for 2012, including his salary of $750,000, of $1.5 million. This was below the peer group 25th percentile rate of approximately $2.02 million as most recently determined by FW Cook & Co. In 2011, his first year as CEO, to reinforce his commitment to substantial reductions in compensation expense, Mr. Hughes requested that the Committee limit his year-end compensation to $250,000.

2012 Annual Incentive Awards — Mr. Griff.  The Executive Compensation Committee considered the following factors in setting Mr. Griff’s 2012 annual incentive compensation:

•                   Mr. Griff’s contributions in managing the overall roll-out of the Company’s long-term strategic plan;

•                   Mr. Griff’s management of the stabilization and ultimately sale of the Company’s ClearPoint Funding subsidiary;

•                   Mr. Griff’s assistance in the Company’s review of strategic alternatives;

•                   the Company’s overall financial performance;

•                   the performance of the Company’s stock price during the year;

•                   Mr. Griff’s contributions to the Company’s control environment;

•                   Mr. Griff’s overall performance over the year;

•                   Mr. Griff’s total compensation relative to the historical compensation paid to the chief operating officers and second highest paid executives of our peer companies and general industry practices among comparably-sized companies; and

•                   the recommendation of Mr. Hughes.

Based on the same philosophy that drove the compensation decisions for Mr. Hughes, the Executive Compensation Committee awarded to Mr. Griff a cash bonus of $600,000.

2012 Annual Incentive Awards — Ms. Arciero-Craig.  The Executive Compensation Committee considered the following factors in setting Ms. Arciero-Craig’s 2012 annual incentive compensation:

•                   Ms. Arciero-Craig’s management of the legal and compliance aspects of the Company’s review of strategic alternatives, including overseeing the activities of the Company’s several outside counsel, managing the relationship and communications with counsel to the Special Committee and advising on structure and negotiating agreements relating to proposals of various transactions with third parties;

•                   Ms. Arciero-Craig’s efforts in advising the Board on a wide variety of corporate governance and other matters;

•                   Ms. Arciero-Craig’s management of the legal and compliance aspects of the liquidity issues faced by ClearPoint Funding in the early part of 2012 and the ultimately successful efforts to sell ClearPoint in the latter part of 2012;

•                   Ms. Arciero-Craig’s overall performance over the year, including managing the Company’s legal, compliance and internal audit departments through a period of substantial Company activity in an environment of increasing regulatory scrutiny;

•                   the recommendation of Mr. Hughes; and

•                   Ms. Arciero-Craig’s total cash compensation and long-term equity compensation relative to the historical compensation paid to the general counsels of our peer companies and general industry practices among comparably sized companies.

Based on these considerations, the Executive Compensation Committee awarded Ms. Arciero-Craig a 2012 annual incentive award of $650,000 in cash.

2012 Annual Incentive Awards — Mr. Edmiston.  The Executive Compensation Committee considered the following factors in setting Mr. Edmiston’s 2012 annual incentive compensation:

•                   Mr. Edmiston’s role in the financial planning and execution of the Company’s review of strategic alternatives, including compiling various financial models and other information for review by and discussion with various third parties and analysis of the valuation and other financial aspects of a variety of transactional proposals considered by the Company;

•                   Mr. Edmiston’s contributions in the management of the liquidity issues experienced by the Company’s ClearPoint Funding subsidiary and analysis of various proposals for selling or otherwise exiting the mortgage origination operations conducted by subsidiary ClearPoint;

•                   Mr. Edmiston’s supervision of the Company’s financial reporting, both for the parent as well as the Company’s broker-deal subsidiaries;

•                   the overall additional responsibilities assumed by Mr. Edmiston in 2012;

•                   Mr. Edmiston’s efforts to continuously improve the Company’s control environment;

•                   Mr. Edmiston’s overall performance over the year;

•                   the recommendation of Mr. Hughes; and

•                   Mr. Edmiston’s total compensation relative to the historical compensation paid to the principal financial officers of our peer companies and general industry practices among comparably sized companies.

Based on these considerations, the Executive Compensation Committee awarded Mr. Edmiston a 2012 annual incentive award of $500,000 in cash.

2012 Annual Incentive Awards — Mr. Gleacher.  Mr. Gleacher did not receive any year-end incentive compensation with respect to 2012.

Relative 2012 Compensation between NEOs.  As in prior years, there were considerable differences in the compensation paid to our NEOs in 2012. The reasons for these differences are described below.

Mr. Hughes received compensation in respect of his services to the Company in 2012 that significantly exceeded the compensation paid to our three other NEOs. In his capacity as CEO, Mr. Hughes shouldered the ultimate responsibility for managing the Company through several significant corporate challenges and maintaining management and operational stability. He was also responsible for directing and overseeing the performance of our other NEOs and recruiting new business leaders. Our other NEOs provided critical support for Mr. Hughes’ efforts and share in the credit for his accomplishments. Mr. Griff was chiefly tasked with assisting Mr. Hughes in the development of corporate strategies and then in testing the feasibility and implementing those strategies ultimately adopted. Ms. Arciero-Craig played a key role throughout the year by continuing to manage the legal aspects of our strategic redirection, review of strategic alternatives, stabilization and sale of ClearPoint and addressing and advising on a wide variety of corporate governance issue while also supervising the day-to-day legal, compliance and internal audit functions. Mr. Edmiston received compensation that was less than that paid to Ms. Arciero-Craig due largely to the fact that his responsibilities are inherently more limited in the breadth of Company functions for which he is accountable.

While these considerations impacted the 2012 compensation of our NEOs, the Executive Compensation Committee has substantial discretion in setting compensation for 2013 and beyond and may place greater weight on different criteria in the future.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1 million awarded in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). We endeavor to structure our compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting our compensation objectives. To ensure that annual incentive awards for 2012 would be considered performance-based compensation under Section 162(m) (and therefore tax-deductible to the Company), the Executive Compensation Committee established a threshold performance goal for each NEO under the 2007 Incentive Compensation Plan (the “ICP”) and conditioned payment of annual incentive awards on achievement of the performance criterion for 2012. Compensation for Mr. Edmiston is not subject to Section 162(m), but was determined in the same way. As a pre-requisite to paying 2012 annual incentive awards to our NEOs, the Company had to achieve net revenues for the year ended December 31, 2012 in excess of $150 million.

The Board and the Executive Compensation Committee reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m).

Risk Assessment in Compensation Programs

With the assistance of FW Cook & Co., the Executive Compensation Committee’s independent compensation consultant, the Company has assessed its broad-based and executive compensation programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks the business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. With respect to each performance-based compensation plan, we identified and assessed the risk profile of the plan. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-by-business basis. As a result of our analysis, we believe that our compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation of the Company’s NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas J. Hughes	2012	$750,000		$750,000	$—		$—		$ —	$ —	$ —	$1,500,000
CEO	2011	500,000	(3)	250,000	1,850,000	(4)	3,480,000	(4)	—	—	—	6,080,000

John Griff	2012	350,000		600,000	1,000,000	(2)	—		—	—	—	1,950,000
COO	2011	160,417	(3)	350,000	—		910,000	(4)	—	—	—	1,420,417

Patricia A. Arciero-Craig	2012	250,000		650,000	375,000	(2)	—		—	—	—	1,275,000
Secretary and General	2011	250,000		450,000	200,000	(2)	—		—	—	—	900,000
Counsel	2010	250,000		450,000	211,235	(2)	—		—	—	—	911,235

Bryan Edmiston	2012	200,000		500,000	250,000	(2)	—		—	—	—	950,000
Controller (principal financial officer)	2011	200,000		225,000	25,000	(2)	—		—	—	—	450,000

Eric J. Gleacher*	2012	350,000		—	—		—		—	—	—	350,000
Chairman	2011	350,000		—	—		—		—	—	—	350,000
	2010	350,000		3,875,000	—		—		—	—	—	4,225,000

*                                         Mr. Gleacher resigned as Chairman on January 28, 2013.

(1)                                 Amounts set forth in this column include the cash portion of the annual incentive awards for 2012 for each NEO.

(2)                                 Represents the dollar amount of Stock Awards granted by the Company in the respective fiscal years. These grants were made in respect of services provided in 2009, 2010 and 2011, as applicable, and, in the absence of accelerating events, vest in equal annual installments over a three-year period commencing on the grant date.

(3)                                 Represents a pro-rated salary of $750,000 per year paid to Mr. Hughes and $350,000 per year paid to Mr. Griff, both of whom joined the Company during the year ended December 31, 2011.

(4)                                 Represents 1,000,000 shares underlying restricted stock units and 3,000,000 shares underlying stock options granted to Mr. Hughes, and 1,000,000 shares underlying stock options granted to Mr. Griff, as inducements to commence employment. Grant date fair value has been determined in accordance with ASC 718. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2011 may be found in Note 21 of the Company’s consolidated financial statements for fiscal year 2011 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2012

The following table sets forth information regarding grants of compensation awards made to the Company’s Named Executive Officers during the fiscal year ended December 31, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Max. ($)	Threshold ($)	Target ($)	Max. ($)	Units (#)(1)	Options (#)(1)	Awards ($/Sh)	Awards ($)(2)

Thomas J. Hughes(3)	—	$ —	$ —	$ —	$ —	$ —	$ —	—	—	$ —	$—
John Griff(3)	2/15/2012	—	—	—	—	—	—	625,000	—	—	1,000,000
Patricia A. Arciero-Craig(3)	2/15/2012	—	—	—	—	—	—	234,375	—	—	375,000
Bryan Edmiston(3)	2/15/2012	—	—	—	—	—	—	156,250	—	—	250,000
Eric J. Gleacher	—	—	—	—	—	—	—	—	—	—	—

(1)                                 All stock awards reported in this column will vest in equal annual installments over a three-year period commencing on the grant date.

(2)                                 Reflects grant date and grant date fair value for equity based awards as determined for financial statement reporting purposes in accordance with ASC 718.

(3)                                 For information about awards granted pursuant to the Gleacher & Company Senior Management Compensation and Retention Plan, see “Narrative Disclosure and Employment Agreements—Gleacher & Company Senior Management Compensation and Retention Plan.”

NARRATIVE DISCLOSURE AND EMPLOYMENT AGREEMENTS

The Company has employment agreements and letter agreements with Messrs. Hughes and Griff (our CEO and COO, respectively), each of which is discussed below. Ms. Arciero-Craig, our General Counsel, and Mr. Edmiston, our Controller, do not have employment agreements with us. The Company terminated its employment agreements with Mr. Gleacher as of January 28, 2012.

Hughes Employment Letter Agreement.  In April 2011, the Company entered into an employment letter agreement (the “Hughes Letter Agreement”) providing for Mr. Hughes to serve as the Company’s CEO. The Hughes Letter Agreement has a three-year term, starting on May 2, 2011. The Company also agreed to nominate Mr. Hughes to our Board of Directors while he is employed as CEO during his employment term. This right was waived by Mr. Hughes with respect to the election of directors at the 2013 Annual Meeting.

During the term, the Company is required to pay Mr. Hughes an annual base salary of $750,000, and he is eligible for an annual incentive bonus to be determined by the Executive Compensation Committee, based on achievement of performance goals set by the Committee and the terms of the Company’s incentive plan. Any annual bonus awarded will be payable in a combination of cash and equity awards, with up to $250,000 of any such bonus to be paid in cash and the balance to be satisfied through the grant of equity awards in respect of the Company’s common stock. During the term, Mr. Hughes is entitled to employee and fringe benefits on the same basis as provided to our other senior executives from time to time.

As an inducement to commence employment with the Company, the Company granted to Mr. Hughes the following equity awards:

(1)                                 stock options to purchase 3,000,000 shares of our common stock, with a per share exercise price equal to $1.85, the fair market value of a share of our common stock on the date of grant, vesting in three equal installments on each of the first three anniversaries of the date of grant subject to his continued employment (except as described below) and having a six-year term; and

(2)                                 restricted stock units with respect to 1,000,000 shares of our common stock, vesting in three equal installments on each of the first three anniversaries of the date of grant subject to his continued employment (except as described below) and settling when and as they vest.

The unvested portion of the stock option awards and the restricted stock unit award will vest in full upon Mr. Hughes’ termination of employment due to his death or “Disability,” a resignation by him for “Good Reason” or a termination by the Company without “Cause” during the two-year period following a “Change in Control” of the Company.

If, prior to a Change in Control, Mr. Hughes’ employment is terminated by the Company other than for Cause, death or Disability or he resigns for Good Reason, he will be entitled to continue to receive his base salary for one year following his termination. If, during the two-year period following a Change in Control, Mr. Hughes’ employment is terminated by the Company other than for Cause, death or Disability or he resigns for Good Reason, he will be entitled to receive an amount equal to 1.5 times the sum of his base salary and the amount equal to 125% of his base salary, payable in equal installments over the one-year period following his termination. Mr. Hughes’ right to receive termination benefits are subject to his signing a release of claims in our favor and continued compliance with the restrictive covenants contained in the Hughes Letter Agreement. To fully understand Mr. Hughes’ rights under these provisions of his agreement, refer to the definitions of “Change in Control,” “Cause,” “Disability” and “Good Reason.” These definitions are set forth below.

Pursuant to the Hughes Letter Agreement, “Change in Control” means the first to occur of the following events:

1.             The acquisition, after the effective date of the Hughes Letter Agreement, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the shares of Company Common Stock (the “Common Stock”), or (B) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by any individual, entity or group (within meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who, on the effective date of the Hughes Letter Agreement, beneficially owned 10% or more of the Common Stock, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (iv) any acquisition by any corporation (or other entity) if, immediately following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity) entitled to vote generally in the election of directors, is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

2.             Individuals who, as of the effective date of the Hughes Letter Agreement, constitute the Board (the “Incumbent Board”) cease thereafter for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Hughes Letter Agreement whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

3.             Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), other than a Corporate Transaction with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such Corporate Transaction, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such Corporate Transaction, more than 50% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation (or other entity) resulting from Corporate Transaction in substantially the same proportions as their respective ownership, immediately prior to such Corporate Transaction, of the Common Stock and the Voting Securities; or

4.             Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Pursuant to the Hughes Letter Agreement, “Cause” is generally defined as (i) the executive’s conviction of, or plea of guilty or “no contest” to, any felony; (ii) the executive’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business; (iii) the executive’s commission of an act of fraud or theft, or material dishonesty in connection with the performance of his duties to the Company and its Affiliates; or (iv) the executive’s willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position with the Company and its Affiliates or otherwise to comply with the material terms of any agreement between the Company or any of its Affiliates. “Good Reason” is generally defined as (i) a material reduction in the executive’s Base Salary; (ii) the assignment to the executive of duties or responsibilities that represent a material diminution from the duties or responsibilities associated with the position of Chief Executive Officer; or (iii) the relocation of the executive’s primary place of employment to a location 50 or more miles from the Company’s headquarters.

Under the Hughes Letter Agreement, Mr. Hughes is subject to confidentiality obligations and, for one year after any termination of his employment with the Company, non-competition, customer non-solicitation and employee non-solicitation and no hire obligations.

For additional information on Mr. Hughes’ Letter Agreement, please see the discussion under the heading “Potential Payments Upon Termination or Change in Control.”

Griff Employment Letter Agreement.  Concurrently with his appointment as COO, the Company entered into an employment letter agreement (the “Griff Letter Agreement”) with Mr. Griff, which became effective on July 18, 2011. Pursuant to the Griff Letter Agreement, the Company is required to pay Mr. Griff an annual base salary of $350,000. In addition, Mr. Griff will be eligible for an annual incentive bonus to be determined by the Executive Compensation Committee, not to be less than $350,000 with respect to the 2011 fiscal year, subject to the achievement of applicable performance goals and certain other requirements set forth in the Griff Letter Agreement. These conditions were met and this bonus was paid.

As an inducement to commence employment with the Company, the Company also awarded Mr. Griff stock options to purchase up to 1,000,000 shares of Company common stock with a six-year term and a per share exercise price equal to $1.46, the closing price of the Company’s common stock on the date of grant. The awards vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Griff’s continued employment with the Company (except as otherwise provided in the award agreement in connection with certain terminations of employment).

Under the Griff Letter Agreement, Mr. Griff is subject to confidentiality obligations and, for one year after any termination of his employment with the Company, non-competition, customer non-solicitation and employee non-solicitation and no hire obligations.

Mr. Griff’s stock option agreement provides that the unvested portion of Mr. Griff’s stock option award will become vested and exercisable upon his termination of employment due to his death or disability, a resignation by him for “Good Reason” or, subject to his execution of a release and separation agreement, a termination by the Company without “Cause” during the two-year period following a “Change in Control” of the Company. “Change in Control,” “Good Reason” and “Cause” have specific meanings defined in Mr. Griff’s stock option agreement.

Under Mr. Griff’s stock option agreement, “Cause” has substantively the same definition as under clauses (i) through (iv) of the Hughes Employment Agreement, the definition of which is set forth above, and “Good Reason” is defined as, without Employee’s prior written consent: (i) a material reduction in the employee’s base salary; (ii) the assignment to employee of duties or responsibilities that represent a material diminution from the duties or responsibilities associated with the position of Chief Operating Officer; or (iii) the relocation of employee’s primary place of employment to a location 50 or more miles from the Company’s headquarters.

For additional information regarding Mr. Griff’s Employment Letter Agreement and his stock option agreement, please see the discussion under the heading “Potential Payments Upon Termination or Change in Control.”

Gleacher & Company Senior Management Compensation and Retention Plan.  On August 17, 2012, the Executive Compensation Committee approved, and the Company adopted, the Gleacher & Company Senior Management Compensation and Retention Plan (the “Retention Plan”). To be eligible to participate in the Retention Plan, an employee must be an officer of the Company or hold another key position and be designated by the Executive Compensation Committee as eligible to participate. To participate in the Retention Plan, a designated employee must execute a participation agreement in the form specified by the Retention Plan. To fully understand the rights of participants in the Retention Plan, refer to the definitions of “Qualifying Termination,” “in Connection with a Change in Control,” “Change in Control,” “Cause,” “Disability” and “Good Reason.” These definitions are included in the description that follows.

A participating employee who experiences a “Qualifying Termination” is entitled to the benefits described below. A Qualifying Termination, in general, is deemed to have occurred if the participant’s employment with the Company is terminated “in Connection with a Change in Control” and terminates:

•                  involuntarily by the Company for any reason other than for “Cause,” “Disability” or death; or

•                  by the participant for “Good Reason.”

Under the Retention Plan, “Cause” generally means a participant’s: (1) conviction of, or plea of guilty or “no contest” to, any felony; (2) conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business; (3) commission of an act of fraud or theft, or material dishonesty in connection with the performance of the participant’s duties to the Company and its Affiliates; or (4) willful refusal or gross neglect to perform the duties reasonably assigned to the participant and consistent with the participant’s position with the Company and its Affiliates or otherwise to comply with the material terms of any agreement with the Company or any of its Affiliates. “Good Reason” is generally defined as (i) a material diminution in the participant’s base compensation, (ii) a material diminution in the participant’s authorities, duties or responsibilities with the Company, (iii) a material diminution in the authorities, duties, or responsibilities of the supervisor to whom the participant is required to report (or, if, immediately before the Change in Control, the participant reports directly to the Board of Directors, a requirement that the participant be required to report to a corporate officer or employee instead of reporting directly to the board of directors or similar governing body of any successor entity), (iv) the imposition of any requirement that the participant’s principal office be based anywhere other than within 50 miles of where the participant’s principal office was located on the date the participant became eligible to participate in the Retention Plan or (v) a material breach by the Company of the terms of the Retention Plan or any other agreement under which the participant provides services to the Company.

In addition, a participants employment is considered under the Retention Plan to have been terminated “in Connection with a Change in Control” if the participant’s termination occurs during the thirty-month period that begins six months before the Change in Control and ends twenty-four months after the Change in Control. If the participant’s employment terminates before a Change in Control and such termination subsequently becomes a Qualifying Termination because a Change in Control occurs during the six-month period immediately following the participant’s termination of employment, the participant will be deemed to have experienced the Qualifying Termination on the date of the Change in Control.

“Change in Control” means the first to occur of the following events:

1.             The acquisition, after the effective date of the Retention Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the shares of Company Common Stock (the “Common Stock”), or (B) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by any individual, entity or group (within meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who, on the Effective Date, beneficially owned 10% or more of the Common Stock, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (iv) any acquisition by any corporation (or other entity) if, immediately following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity) entitled to vote generally in the election of directors, is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

2.             Individuals who, as of the effective date of the Retention Plan, constitute the Board (the “Incumbent Board”) cease thereafter for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

3.             Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), other than a Corporate Transaction with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such Corporate Transaction, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such Corporate Transaction, more than 50% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation (or other entity) resulting from Corporate Transaction in substantially the same proportions as their respective ownership, immediately prior to such Corporate Transaction, of the Common Stock and the Voting Securities; or

4.             Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In the event of a Qualifying Termination, a participating employee is entitled to the following benefits:

•                  such cash severance benefit, if any, as may be set forth in the applicable participation agreement;

•                  vesting in full of, and lapsing of any restrictions with respect to, all stock options, restricted shares, stock appreciation rights, restricted stock units and other equity-based awards outstanding at the time of the Qualifying Termination; and

•                  continuation of medical benefits for a period of, in general, 18 months.

To be entitled to benefits under the Retention Plan, a participating employee must comply with all of the requirements of the Retention Plan, including by executing (and not revoking) a release and acknowledgement in the form prescribed by the Retention Plan and by complying with the following restrictive covenants for such period of time (the “Restricted Period”) as may be specified in the participant’s participation agreement:

•                  non-competition;

•                  non-solicitation of Company customers; and

•                  non-solicitation/non-hiring of Company employees.

Participating employees have other continuing obligations to the Company under the participation agreements, including obligations relating to the return to the Company of proprietary rights and information and the non-disclosure and non-use of the Company’s confidential information.

In connection with the adoption of the Plan, the Executive Compensation Committee approved and the Company entered into participation agreements under the Retention Plan with each of Messrs. Hughes, Griff and Edmiston and Ms. Arciero-Craig.

Assuming a Qualifying Termination and satisfaction of the other applicable conditions under the Retention Plan and the relevant participation agreements, these officers would be entitled to cash severance benefits payable under their respective participation agreements as follows: Mr. Hughes, $2.5 million, subject to adjustment as specified in his participation agreement; Mr. Griff, $2.0 million; Ms. Arciero-Craig, $2.0 million; and Mr. Edmiston, $1 million. Messrs. Hughes and Griff would each be subject to a Restricted Period of twelve months. Ms. Arciero-Craig and Mr. Edmiston would be subject to a Restricted Period of six months with respect to the non-competition covenant and twelve months with respect to the customer and employee non-solicitation covenants and the non-hiring covenant.

In addition to the cash severance payments listed above, each of Messrs. Hughes, Griff and Edmiston and Ms. Arciero-Craig would be entitled to full vesting/lapsing of restrictions with respect to all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans, in each case as described above and in the Retention Plan and their respective participation agreements.

For further information regarding the participation agreements of each of Messrs. Hughes, Griff and Edmiston and Ms. Arciero-Craig under the Retention Plan, see the discussions under the heading “Potential Payments Upon Termination or Change in Control.”

Gleacher Employment Agreements.  In connection with the Gleacher transaction, pursuant to which we acquired Gleacher Partners, Inc. in June 2009 (the “Gleacher Transaction”) the Company, Gleacher

Securities, Gleacher Partners LLC (“Gleacher Partners”) and Mr. Gleacher entered into an employment agreement that became effective on June 5, 2009 (the “Gleacher Employment Agreement”).

The Gleacher Employment Agreement provided that Mr. Gleacher would be employed for a three-year term commencing on June 5, 2009, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provided at least six months’ advance written notice to the other party that the employment period would not be extended. Mr. Gleacher’s employment agreement also provided that during the term, when he is up for election, the Board would nominate him for election as a member of the Board and he would serve as Chairman of the Board. Under his employment agreement, Mr. Gleacher was entitled to receive an annual base salary of $350,000 and to participate in the Company’s Investment Banking Division’s annual investment banking bonus pool. Mr. Gleacher was also entitled to receive employee benefits on such basis as is comparable to those provided to other senior employees of the Company, automobile transportation-related benefits for business purposes that are no less favorable than those provided to him prior to the Gleacher Transaction and reimbursement for all reasonable expenses incurred by him on the same basis as applied to him prior to the Gleacher Transaction. Mr. Gleacher was also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments made to him in connection with a change in control. In April 2012, the Board of Directors resolved that tax gross-up payments would no longer be a part of compensation for executive officers upon a change in control. In connection with the Gleacher Employment Agreement, the Company and Mr. Gleacher entered into a non-competition and non-solicitation agreement containing provisions regarding confidentiality, non-solicitation and other restrictive covenants.

In October 2010, the Company and Mr. Gleacher entered into a letter agreement, pursuant to which Mr. Gleacher resigned as CEO and continued as Chairman of the Company. This letter agreement provided that in connection with these changes and subject to the achievement of the pre-established Company performance goal approved by the Executive Compensation Committee, Mr. Gleacher was entitled to receive a cash bonus award of $3.875 million. This payment was made in full in February 2011.

Mr. Gleacher resigned as a director and executive officer of the Company on January 28, 2013. In connection with Mr. Gleacher’s resignation, the Company and Mr. Gleacher entered into a letter agreement (the “Gleacher Letter Agreement”), which superseded Mr. Gleacher’s employment agreement with the Company. Under the Gleacher Letter Agreement, Mr. Gleacher agreed to continue to provide services to the Company and certain of its affiliates in connection with a pending investment banking transaction. In return for the continued services, Mr. Gleacher was entitled to receive a contingent payment and be reimbursed for a portion of the cost of healthcare benefits for himself and his dependents through December 31, 2013. The contingent payment was subject to and conditional upon, among other things, the consummation of the investment banking transaction and the Company’s receipt of its financial advisory fee. The contingent payment will be paid in May 2013 in an amount of approximately $3.5 million, subject to Mr. Gleacher’s material compliance with the non-solicitation covenant in the Gleacher Letter Agreement described below and Mr. Gleacher’s execution and delivery, and the effectiveness of, a release of claims in favor of the Company.

Mr. Gleacher also agreed that, for one year following the effective date of the agreement, he will not solicit any clients that were investment banking clients of the Company on the effective date and further that he would not solicit or hire anyone who was an employee of the Company within 180 days of the hire or solicitation. Mr. Gleacher’s transition described above will not affect the Company’s ability to continue to use the Gleacher name in accordance with the trademark agreement entered into by the Company and Mr. Gleacher in 2009. For further information regarding Mr. Gleacher’s employment and letter agreements see the discussion under the heading “Potential Payments Upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2012

The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2012.

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Grant Year	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)

Thomas J. Hughes	1,000,000	2,000,000	—	$1.85	2011	5/9/2017	666,667		$500,000	—	$—
John Griff	333,333	666,667	—	1.46	2011	8/4/2017	625,000		468,750	—	—
Patricia A. Arciero-Craig	—	—	—	—	—	—	315,516	(3)	236,637	—	—
Bryan Edmiston	—	—	—	—	—	—	164,187	(4)	123,140	—	—
Eric J. Gleacher	—	—	—	—	—	—	—		—	—	—

(1)                                 A discussion of the assumptions used to value these awards may be found in the corresponding footnotes of the consolidated financial statements in the years in which the awards were granted.

(2)                                 Market value is computed by multiplying the closing market price of the Company’s common stock at the end of the fiscal year 2012 ($0.75) by the number of shares subject to the award.

(3)                                 Ms. Arciero-Craig was granted restricted stock units with respect to 52,941 and 95,238 shares of common stock on February 11, 2010 and February 15, 2011, respectively, and 234,375 shares of restricted common stock on February 15, 2012, and each of which vest in equal annual installments over a three-year period.

(4)                                 Mr. Edmiston was granted restricted stock units with respect to 11,905 shares of common stock on February 15, 2011, and 156,250 shares of restricted common stock on February 15, 2012, each of which vests in equal annual installments over a three-year period.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2012

The following table sets forth information regarding equity awards held by our NEOs exercised, vested or settled during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Number of Restricted Stock Units Vesting (#)	Number of RSAs Vested and Restricted Stock Units Settled (#)	Value Realized on Vesting/Settlement ($)(2)

Thomas J. Hughes	—	$ —	—	—	333,333	$303,333
John Griff	—	—	—	—	—	—
Patricia A. Arciero-Craig	—	—	—	17,648	52,406	83,850
Bryan Edmiston	—	—	—	—	3,968	6,349
Eric J. Gleacher	—	—	—	—	—	—

(1)                                 Excludes vested restricted stock units, as shares are not issued to the employee until settlement of the units has occurred.

(2)                                 Value is computed by multiplying vested shares of restricted stock and settled restricted stock units by the market value of the underlying shares on the vesting/settlement date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As part of our executive compensation program, we have entered into agreements with our NEOs that provide for cash payments and other benefits upon termination of employment with us or a change in control of the Company. Whether, what type, and how significant the benefit is depends generally on the circumstances surrounding the triggering event and whether those circumstances satisfy specified conditions.

As described above under “Narrative Disclosure and Employment Agreements — Gleacher & Company Senior Management Compensation and Retention Plan” and “Narrative Disclosure and Employment Agreements — Hughes Employment Letter Agreement,” under the terms of the Retention Plan and Mr. Hughes’ employment agreement, subject to certain qualifications described above, a Change in Control is deemed to occur if individuals who constituted the Board as of August 17, 2012, in the case of the Retention Plan, and May 2, 2011, in the case of the Hughes Employment Letter Agreement (we refer to these individuals as the “Incumbent Directors”), cease thereafter for any reason to constitute at least a majority of the Board. If nine nominees are elected at the Annual Meeting, then the Incumbent Directors would not constitute a majority of the Board if, as expected (and described in more detail herein), five of the Incumbent Directors do not continue in office subsequent to the Annual Meeting. We do not currently expect nine nominees to be elected at the Annual Meeting. Also, no payments under the Retention Plan or Mr. Hughes’ employment agreement would be triggered by such election unless such named executive officer’s employment with the Company is terminated under the circumstances described above under “Narrative Disclosure and Employment Agreements.” In its proxy filings, MatlinPatterson FA Acquisition LLC has stated its view that if it nominates five persons to the Board, including Messrs. Patterson, Pechock and Cohen, and these five persons are elected, and no other persons are elected to the Board who were not Incumbent Directors, no Change in Control would have occurred under these agreements. As of the date of this filing, we are not aware of individuals to be nominated for election to the Board of Directors at the Annual Meeting other than the individuals nominated by MatlinPatterson FA Acquisition LLC.

The following tables set forth the estimated values of benefits payable to our NEOs upon termination of employment under the circumstances indicated in the table. For the purposes of the table below, we have assumed that the triggering event occurred on December 31, 2012, except for Mr. Gleacher, where we used data from his actual date of resignation as a director and executive officer of the Company on January 28, 2013. Calculations involving the market price of our common stock were based on the closing price of our common stock on December 31, 2012, which was $0.75 per share. We calculated the cash-out value for restricted stock or restricted stock units on the basis of the closing price of our common stock on December 31, 2012, which was the last trading day in our fiscal year. For employee stock options, we calculated the cash-out value as the option’s intrinsic value (equal to the excess of the closing price of our common stock on December 31, 2012 over the exercise price, multiplied by the number of shares covered by the option). Options with a zero or negative intrinsic value were assigned a zero value.

Mr. Hughes

Triggering Event	Severance Payment ($)		Cash-Out Value of Equity Based Awards that Vest as a Result of Triggering Event ($)		Value of Benefit Continuation ($)		Gross-Up Payment ($)

No Change in Control
Termination without Cause	$ 750,000		$ —		$ —		$ —
Termination by Executive for Good Reason	750,000		500,000	(1)	—		—
Termination for Cause	—		—		—		—
Termination Death/Disability	—		500,000	(1)	—		—
In Connection with a Change in Control
Termination without Cause	5,031,250	(2)	500,000	(1)	43,000	(2)	—
Termination by Executive for Good Reason	5,031,250	(2)	500,000	(1)	43,000	(2)	—
Termination for Cause	—		—		—		—
Termination Death/Disability	—		500,000	(1)	—		—

(1)                                 Pursuant to his equity award agreements, Mr. Hughes’ 2,000,000 unvested options to purchase common stock and 666,667 unvested restricted stock units become fully vested/exercisable in the event of employee’s death or disability, termination of employment for Good Reason, or termination of employment by the Company other than for Cause during the two-year period immediately following a Change in Control. Amount represents the number of unvested restricted stock units multiplied by the closing price of the Company’s stock on December 31, 2012 as well as the number of unvested options multiplied by the excess of the Company’s stock price at December 31, 2012 over the exercise prices of such unvested options.

(2)                                 Mr. Hughes is entitled to cash payments equal to: (A) 1.5 times the sum of (i) his annual base salary and (ii) 125% of his annual base salary if employment is terminated during the two-year period following a Change in Control by the Company without Cause or by Mr. Hughes for Good Reason. (under the Hughes Letter Agreement) and (B) $2.5 million, subject to certain adjustments (under Mr. Hughes’ Retention Plan participation agreement). Amounts shown also include continued medical benefits under the Company’s medical insurance plans for 18 months in connection with a Qualifying Termination under Mr. Hughes’ Retention Plan participation agreement.

Hughes Employment Letter Agreement, Incentive Award Agreements and Retention Plan Participation Agreement.  The Hughes Letter Agreement provides that upon termination of employment, Mr. Hughes will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination. If prior to a Change in Control, (1) Mr. Hughes’ employment is terminated by the Company other than for Cause, death or disability or (2) Mr. Hughes resigns from employment with the Company for Good Reason, subject to his execution and delivery and non-revocation of a release of claims against the Company and his continued compliance with the restrictive covenants set forth in the Hughes Letter Agreement, Mr. Hughes will be entitled to continue to receive payment of his annual base salary for twelve months following the date of his termination of employment in accordance with the Company’s normal payroll practices. If, during the two-year period following a Change in Control either (a) Mr. Hughes’ employment is terminated by the Company other than for Cause, death or disability or (b) Mr. Hughes resigns from employment with the Company for Good Reason, subject to his execution and delivery and non-revocation of a release of claims against the Company and his continued compliance with the restrictive covenants set forth in the Hughes Letter Agreement, Mr. Hughes will be entitled to receive cash payments equal to 1.5 times the sum of (i) his annual base salary and (ii) 125% of his annual base salary, with such amount to be paid in equal installments over the twelve-month period ending on the first anniversary of the date of his termination of employment in accordance with the Company’s normal payroll practices.

For additional information on the terms of the Hughes Letter Agreement including the meaning of the various defined terms used above, please see the section titled “Narrative Disclosure and Employment Agreements — Mr. Hughes’ Employment Letter Agreement” above.

Pursuant to Mr. Hughes’ stock option agreements, any unvested portion of the stock option awards will vest in full upon Mr. Hughes’ termination of employment due to his death, or, subject to his execution of a release and separation agreement, a resignation by him for Good Reason, disability or a termination by the Company without Cause during the two-year period following a Change in Control of the Company. In the event of Mr. Hughes’ resignation without “Good Reason” or termination by the Company without Cause prior to a Change in Control, the portion of unvested options outstanding at the time of termination will be forfeited, and the portion of vested options will remain exercisable for a length of time as proscribed in the stock option agreement.

Under Mr. Hughes’ restricted stock units agreement, any unvested restricted stock units will vest in full and settled upon Mr. Hughes’ termination of employment due to his death, or, subject to his execution of a release and separation agreement, a resignation by him for “Good Reason,” disability or a termination by the Company without “Cause” during the two-year period following a “Change in Control” of the Company. In the event of Mr. Hughes’ termination under any other circumstance, all unvested restricted stock units as of the date of termination will be forfeited. “Change in Control,” “Good Reason” and “Cause” in Mr. Hughes’ stock option and restricted stock units agreement have the same definitions as the Hughes Letter Agreement.

Pursuant to Mr. Hughes’ participation agreement under the Retention Plan, assuming a Qualifying Termination and satisfaction of the other applicable conditions, Mr. Hughes would be entitled to a cash severance payment of $2.5 million, subject to certain adjustments, full vesting/lapsing of restrictions with respect to all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Mr. Hughes would be subject to a 12-month Restricted Period.

For additional information on the terms of the Retention Plan, please see the section titled “Narrative Disclosure and Employment Agreements — Gleacher & Company Senior Management Compensation and Retention Plan” above.

Mr. Griff

Triggering Event	Severance Payment ($)		Cash-Out Value of Equity Based Awards that Vest as a Result of Triggering Event ($)	Value of Benefit Continuation ($)	Gross-Up Payment ($)
No Change in Control
Termination without Cause	$ —		$468,750(1)	$ —	$ —
Termination by Executive for Good Reason	—		—(1)	—	—
Termination for Cause	—		—	—	—
Termination Death/Disability	—		468,750(1)	—	—
In Connection with a Change in Control
Termination without Cause	2,000,000	(2)	468,750(2)	43,000(2)	—
Termination by Executive for Good Reason	2,000,000	(2)	468,750(2)	43,000(2)	—
Termination for Cause	—		—	—	—
Termination Death/Disability	—		468,750(2)	—	—

(1)                                 Pursuant to Mr. Griff’s equity award agreement, Mr. Griff’s 1,000,000 options to purchase common stock become fully vested and exercisable in the event of his death or disability, a termination of employment by him for Good Reason or, subject to his execution of a release and separation agreement, by the Company without Cause during the two-year period immediately following a Change in Control. Amount represents the number of unvested options multiplied by the excess of the Company’s stock price at December 31, 2012 over the exercise prices of such unvested options. In addition, as of December 31, 2012, Mr. Griff had outstanding 625,000 unvested restricted stock awards which would immediately vest in the event of his death or disability or a termination of employment by the Company without cause. The vesting provisions of this award is conditional upon the execution of a settlement agreement and release in such form as may be reasonably be requested by the Company.

(2)                                 Amount includes cash severance payment of $2 million in connection with a Qualifying Termination under Mr. Griff’s Retention Plan participation agreement, as well as full vesting of all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Value of outstanding equity awards represents the number of unvested restricted stock units multiplied by the closing price of the Company’s stock on December 31, 2012 as well as the number of unvested options multiplied by the excess of the Company’s stock price at December 31, 2012 over the exercise prices of such unvested options.

Griff Stock Option Agreement and Retention Plan Participation Agreement.  Mr. Griff’s stock option agreement provides that the unvested portion of Mr. Griff’s stock option award will vest in full upon his termination of employment due to his death or “Disability,” a resignation by him for “Good Reason” or a termination by the Company without “Cause” during the two-year period following a “Change in Control” of the Company. “Change in Control,” “Good Reason” and “Cause” have specific meanings defined in Mr. Griff’s stock option agreement. For additional information, please see the discussion under the heading “Potential Payments Upon Termination or Change in Control.”

For additional information on the terms of Mr. Griff’s stock option agreement, please see the section titled “Narrative Disclosure and Employment Agreements — Mr. Griff’s Employment Letter Agreement” above.

Pursuant to Mr. Griff’s participation agreement under the Retention Plan, assuming a Qualifying Termination and satisfaction of the other applicable conditions, Mr. Griff would be entitled to a cash severance payment of $2 million, full vesting/lapsing of restrictions with respect to all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Mr. Griff would be subject to a 12-month Restricted Period.

For additional information on the terms of the Retention Plan, please see the section titled “Narrative Disclosure and Employment Agreements — Gleacher & Company Senior Management Compensation and Retention Plan” above.

Ms. Arciero-Craig

Triggering Event	Severance Payment ($)		Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)	Value of Benefit Continuation ($)	Gross-Up Payment ($)
No Change in Control
Termination without Cause	$ —		$223,400(1)	$ —	$ —
Termination by Executive for Good Reason	—		47,619(1)	—	—
Termination for Cause	—		—	—	—
Termination for Death/Disability	—		236,635(2)	—	—
In Connection with a Change in Control
Termination without Cause	2,000,000	(3)	236,635(3)	42,250(3)	—
Termination by Executive for Good Reason	2,000,000	(3)	236,635(3)	42,250(3)	—
Termination for Cause	—		—	—	—
Termination for Death/Disability	—		236,635(3)	—	—

(1)                                 Represents 63,492 unvested restricted stock units that would immediately vest in accordance with its original grant terms upon a termination by the Company without cause or by executive for good reason and 234,375 unvested restricted stock awards that would immediately vest in accordance with its original grant terms upon a termination by the Company without cause, multiplied by the closing price of the Company’s common stock on December 31, 2012. In addition, as of December 31, 2012, Ms. Arciero-Craig had outstanding 17,647 unvested restricted stock units that would continue to vest in accordance with their original grant terms. The vesting provisions of all awards are conditional upon the execution of a settlement agreement and release in such form as may be reasonably requested by the Company.

(2)                                 Represents the number of unvested restricted stock units multiplied by the closing price of the Company’s common stock on December 30, 2012.

(3)                                 Pursuant to her Retention Plan participation agreement, Ms. Arciero-Craig is entitled to a cash severance payment of $2 million in connection with a Qualifying Termination as well as full vesting of all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Value of outstanding equity awards represents the number of unvested restricted stock units and unvested restricted stock awards multiplied by the closing price of the Company’s stock on December 31, 2012.

Arciero-Craig Retention Plan Participation Agreement.

Pursuant to Ms. Arciero-Craig’s participation agreement under the Retention Plan, assuming a Qualifying Termination and satisfaction of the other applicable conditions, Ms. Arciero-Craig would be entitled to a cash severance payment of $2 million, full vesting/lapsing of restrictions with respect to all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Ms. Arciero-Craig would be subject to a 12-month Restricted Period with respect to the customer and employee non-solicitation covenant and the non-hiring covenant, and a 6-month Restricted Period with respect to the non-competition covenant.

For additional information on the terms of the Retention Plan, please see the section titled “Narrative Disclosure and Employment Agreements — Gleacher & Company Senior Management Compensation and Retention Plan” above.

Mr. Edmiston

Triggering Event	Severance Payment ($)		Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event ($)		Value of Benefit Continuation ($)		Gross-Up Payment ($)
No Change in Control
Termination without Cause	$ —		$117,188	(1)	$ —		$ —
Termination by Executive for Good Reason	—		—	(1)	—		—
Termination for Cause	—		—		—		—
Termination for Death/Disability	—		117,188	(1)	—		—
In Connection with a Change in Control
Termination without Cause	1,000,000	(2)	123,140	(2)	13,928	(2)	—
Termination by Executive for Good Reason	1,000,000	(2)	123,140	(2)	13,928	(2)	—
Termination for Cause	—		—		—		—
Termination for Death/Disability	—		123,140	(2)	—		—

(1)                                 Represents 156,250 unvested restricted stock awards that would immediately vest in accordance with its original grant terms upon a termination by the Company without cause, or upon death or disability, multiplied by the closing price of the Company’s common stock on December 31, 2012. In addition, as of December 31, 2012, Mr. Edmiston had outstanding a total of 7,937 unvested restricted stock units which would continue to vest in accordance with their original grant terms on the condition that Mr. Edmiston executes a settlement agreement and release in such form as may be reasonably requested by the Company.

(2)                                 Pursuant to his Retention Plan participation agreement, Mr. Edmiston is entitled to a cash severance payment of $1 million in connection with a Qualifying Termination as well as full vesting of all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Value of outstanding equity awards represents the number of unvested restricted stock units and unvested restricted stock awards multiplied by the closing price of the Company’s stock on December 31, 2012.

Edmiston Retention Plan Participation Agreement.  Pursuant to Mr. Edmiston’s participation agreement under the Retention Plan, assuming a Qualifying Termination and satisfaction of the other applicable conditions, Mr. Edmiston would be entitled to a cash severance payment of $1 million, full vesting/lapsing of restrictions with respect to all outstanding equity awards and continued medical benefits under the Company’s medical insurance plans for 18 months. Mr. Edmiston would be subject to a 12-month Restricted Period with respect to the customer and employee non-solicitation covenant and the non-hiring covenant, and a 6-month Restricted Period with respect to the non-competition covenant.

For additional information on the terms of the Retention Plan, please see the section titled “Narrative Disclosure and Employment Agreements — Gleacher & Company Senior Management Compensation and Retention Plan” above.

Mr. Gleacher

On January 28, 2013, Mr. Gleacher stepped down as a director and executive officer of the Company and the Company and Mr. Gleacher entered into the Gleacher Letter Agreement, which superseded Mr. Gleacher’s prior employment agreement with the Company. For more information regarding all payments, contingent or otherwise, and other benefits Mr. Gleacher is eligible to receive under the Gleacher Letter Agreement, see “Compensation of Executive Officers — Narrative Disclosure and Employment Agreements.”

COMPENSATION COMMITTEE LACK OF INTERLOCKS AND INSIDER PARTICIPATION

The Company has an Executive Compensation Committee responsible for approving the compensation of the Company’s executive officers. During the 2012 fiscal year, Messrs. Gerard, Cohen and Rohde served on the Executive Compensation Committee. None of our executive officers served as (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Executive Compensation Committee, (2) a director of another entity, one of whose executive officers served on our Executive Compensation Committee or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. No member of our Executive Compensation Committee has ever been our employee. The issuance of options to members of our Executive Compensation Committee is discussed herein under the heading “Director Compensation.”

INFORMATION ABOUT STOCK OWNERSHIP AND EQUITY COMPENSATION PLANS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of reports filed by directors, executive officers and 10% stockholders of the Company on Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act, the Company believes that all such reports were filed on a timely basis during fiscal year 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to shares of common stock of the Company that may be issued under the Company’s existing equity compensation plans.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Security Holders(2)	18,923,578	(3)	$2.03	(4)	29,862,063	(5)
Equity Compensation Plans Not Approved by Security Holders(6)	1,677,985	(7)	$1.85	(8)	—
Total	20,601,563		$2.02		29,862,063

(1)                                 In accordance with the provisions of the ICP, no future awards will be granted under the 1999 Long Term Incentive Plan or the 2001 Long Term Incentive Plan. In addition, the Company previously offered its employees tax planning opportunities through nonqualified deferred compensation plans. It first adopted the Predecessor Key Plan and Predecessor Professional Plan. It then froze these plans in 2005 and adopted new plans (the Key Plan and the Professional Plan) as a result of changes in the tax laws. However, as a result of declining participation, the costs of administrating the 2005 Plans were determined to outweigh the benefits of maintaining them and the Company decided to freeze the Key Plan and the Professional Plan as well. Therefore, no future awards will be granted under the Predecessor Key Plan, Predecessor Professional Plan, Key Plan or Professional Plan.

(2)                                 Consists of the Company’s 2003 Directors’ Stock Plan, 2005 Deferred Compensation Plan for Key Employees (the “Key Plan”), 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the “Professional Plan”) and the ICP.

(3)                                 Consists of 1,314,148 options under the 2003 Directors’ Stock Plan, 6,800,000 options under the ICP, 48,450 shares of restricted stock under the 2003 Directors’ Stock Plan, 6,703,280 shares of restricted stock under the ICP, 4,057,223 restricted stock units under the ICP and 477 phantom stock units under the Professional Plan.

(4)                                 Weighted average exercise price of outstanding options under the 1999 Long Term Incentive Plan, the 2003 Directors’ Stock Plan, and the ICP as well as the restricted stock units and restricted stock awards granted under the ICP (excludes phantom stock units granted under the Key Plan and the Professional Plan).

(5)                                 Consists of 637,402 shares under the 2003 Directors’ Stock Plan and 29,224,661 shares under the ICP.

(6)                                 Consists of the Deferred Compensation Plan for Key Employees (the “Predecessor Key Plan”) and awards granted to Mr. Hughes pursuant to inducement award agreements in connection with his hiring in the second quarter of 2011.

(7)                                Consists of 11,318 phantom stock units outstanding under the Predecessor Key Plan and 666,667 restricted stock units and options covering 1,000,000 shares granted to Mr. Hughes pursuant to inducement award agreements in connection with his hiring in the second quarter of 2011. Please see “Narrative Disclosure and Employment Agreements” above for further information.

(8)                                 Weighted average exercise price of restricted stock units and outstanding options granted to Mr. Hughes pursuant to inducement award agreements in connection with his hiring in the second quarter of 2011 (excludes phantom stock units granted under the Predecessor Key Plan).

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of the Company as of February 28, 2013, by:

•                  each person known by us to beneficially own more than 5% of our common stock,

•                  each of our directors and nominees for the Board of Directors,

•                  each of our Named Executive Officers, and

•                  all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 28, 2013 are considered outstanding. These shares, however, are not considered outstanding as of February 28, 2013 when computing the percentage ownership of each other person. Percentage of ownership is based on 123,242,192 shares of our common stock outstanding on February 28, 2013.

	Shares Beneficially Owned(1)		Deferred Stock Units(2)
Name	Number	Percent	Number
MatlinPatterson FA Acquisition LLC(3)	35,568,261	28.9%	—
Mendon Capital Advisors Corporation(4)	10,046,032	8.2%	—
Thomas J. Hughes(5)	1,333,333	1.1%	666,667
John Griff(5)	958,333	*	—
Patricia A. Arciero-Craig	517,244	*	31,747
Bryan Edmiston	179,186	*	3,969
Mark R. Patterson(3)	35,568,261	28.9%	—
Bruce Rohde(5)	538,407	*	—
Robert A. Gerard(5)(6)	449,268	*	—
Marshall Cohen(5)	434,213	*	—
Robert S. Yingling	128,014	*	—
Henry S. Bienen	97,150	*	—
Christopher R. Pechock	—	—	—
Eric J. Gleacher†(8)	14,393,745	11.7%	—
All directors and current executive officers as a group (11 persons)(5)(7)	40,203,409	32.0%	702,383

*                                         Less than one percent.

†                                         Mr. Gleacher resigned as a director and executive officer of the Company on January 28, 2013.

(1)                                 Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)                                 Represents shares underlying unvested restricted stock units issued under the 2007 Incentive Compensation Plan (the “ICP”).

(3)                                 The indicated interest was reported on a Schedule 13D/A filed on February 26, 2013, with the SEC by MatlinPatterson FA Acquisition LLC on behalf of itself, MP II Preferred Partners L.P., MatlinPatterson PE Holdings LLC, MatlinPatterson LLC, MP Preferred Partners GP LLC, David J. Matlin, and Mark R. Patterson as beneficial owners of securities of the Company. Beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC — 35,568,261 (shared voting and shared dispositive power) was also reported for: MP II Preferred Partners L.P. — 35,568,261 (shared voting and shared dispositive power), MP Preferred Partners GP LLC — 35,568,261 (shared voting and shared dispositive power), MatlinPatterson PE Holdings LLC — 35,568,261 (shared voting and shared dispositive power), MatlinPatterson LLC — 35,568,261 (shared voting and shared dispositive power), David J. Matlin — 35,568,261 (shared voting and shared dispositive power), and Mark R. Patterson — 35,568,261 (shared voting and shared dispositive power). The address of MatlinPatterson FA Acquisition LLC is 520 Madison Avenue, 35th Floor, New York, NY 10022.

(4)                                 The indicated interest was reported on a Schedule 13G filed on February 15, 2013, with the SEC by Mendon Capital Advisors Corp. on behalf of itself and Anton V. Shutz as beneficial owners of the Company. Beneficial ownership of the shares held by Mendon Capital Advisors Corp. — 3,061,853 (sole voting and dispositive power) and 6,984,179 (shared voting and dispositive power) was also reported for: Anton V. Shutz — 3,061,853 (sole voting and dispositive power) and 6,984,179 (shared voting and dispositive power). The address of Mendon Capital Advisors Corp. is 150 Allens Creek Road, Rochester, New York 14618.

(5)                                 Includes shares of common stock that may be acquired within 60 days of February 28, 2013 through the exercise of stock options as follows: Mr. Hughes: 1,000,000; Mr. Griff: 333,333; Mr. Rohde: 438,007; Mr. Gerard: 385,971; and Mr. Cohen: 434,213; and all directors and current executive officers as a group: 2,591,524.

(6)                                 Includes 59,000 shares held by GFP, L.P., a limited partnership. Mr. Gerard is the General Partner and Investment Manager of GFP, L.P.

(7)                                 Excludes shares owned by Mr. Gleacher, who resigned as a director and executive officer of the Company on January 28, 2013.

(8)                                Includes 282,436 shares held in escrow and subject to forfeiture to satisfy any indemnification obligations pursuant to the Agreement and Plan of Merger, dated March 2, 2009. The address of Mr. Gleacher is c/o Gleacher & Company, Inc., 1290 Avenue of the Americas, New York, NY 10104.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

Under the Company’s Related Party Transactions Policy (the “Policy”), no Related Party shall engage in a Related Party Transaction (in each case, as such terms are defined below) unless the Company’s Audit Committee shall have previously determined, in its good faith judgment, that such transaction is in, or is not inconsistent with, the best interests of the Company. If any members of the Audit Committee shall have a direct or indirect interest in such related party transaction, then such transaction may be effected only after receiving the approval of a majority of the independent members of the Company’s Board of Directors having no interest in such transaction, based on such directors’ good faith judgment that such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. Under the Policy, “Related Parties” include:

(1)           any director or director nominee of the Company,

(2)           any executive officer (as defined in Rule 3b-7 of the rules promulgated by the SEC under the Exchange Act) of the Company,

(3)           any employee who is the head or in charge of a Company’s subsidiary business unit,

(4)           any stockholder that, together with its affiliates, owns in excess of ten percent of any class of outstanding voting capital stock of the Company,

(5)           any person who is an immediate family member or spouse of an executive officer or director of the Company, or

(6)           any entity that is owned or controlled by someone listed in paragraph (1), (2), (3), (4) or (5) above, or an entity in which someone listed in paragraph (1), (2), (3), (4) or (5) above has a substantial ownership interest or control of such entity.

A “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its controlled subsidiaries is or will be a participant and in which any Related Party has or will have a direct or indirect interest, other than:

•                  transactions available to all employees of the Company generally,

•                  transactions involving less than $75,000 when aggregated with all similar transactions, or

•                  transactions whereby the Related Party renders services to the Company in his or her capacity as an officer or director of the Company and is compensated for such services pursuant to approval of the Company’s Board of Directors or an appropriate committee thereof.

The Audit Committee may provide advance and standing approvals for types or classes of Related Party Transactions, subject to such conditions or qualifications as it may determine. Any such approval may be withdrawn at any time, but such withdrawal shall not affect the authorized status of prior Related Party Transactions affected under the standing approval prior to its withdrawal.

Each of the referenced transactions below that require approval or ratification by the Audit Committee pursuant to the Policy has been so approved or ratified.

Related Party Transactions

Services Rendered to MatlinPatterson.  From time to time, Gleacher Securities provides brokerage services to MatlinPatterson, one of our principal stockholders, or its affiliated entities, which services are provided by Gleacher Securities in the ordinary course of its business. In 2012, MatlinPatterson paid $15,746 to Gleacher Securities for such services.

From time to time, Gleacher Securities has provided investment banking services to MatlinPatterson or its affiliated entities, which services are provided by Gleacher Securities in the ordinary course of its business. In 2012, Gleacher Securities did not receive any fees for such services.

Gleacher Matters.  In connection with the Gleacher Transaction, Mr. Gleacher became our Chairman and a senior member of our Investment Banking Division and entered into an employment agreement with us. Mr. Gleacher’s employment arrangements and the compensation paid to him for 2012 are described under the heading “Compensation of Executive Officers.” In addition, we entered into a registration rights agreement in which we agreed to register, subject to a variety of terms and conditions, the future offer and sale of our shares of common stock issued to Mr. Gleacher in the transaction. We also entered into a Trade Name and Trademark Agreement, pursuant to which we obtained the right to use the “Gleacher” name in specified areas at no additional cost. Also at the closing, our Chairman’s son-in-law, Mr. Kenneth Ryan, became an employee of our Investment Banking Division, with a three-year employment agreement. Mr. Ryan resigned from the Company in August 2011. In connection with his resignation, the Company agreed to change the timing of a $1.5 million payment otherwise due to Mr. Ryan under the Gleacher Transaction acquisition agreements so that it would be paid on the same schedule as if he had remained an employee of the Company, rather than on a deferred basis, as provided in the agreements. In return, Mr. Ryan agreed to accept a payment that would be discounted to reflect the accelerated pay schedule. This payment, in the amount of $1,270,787, was made to Mr. Ryan in June 2012.

Other Matters.  Mr. Liam Griff, the son of our COO, became an employee of the Company on June 1, 2012, with an annual salary of $140,000. In 2012, he was paid a pro-rated salary of $81,667. In addition, Mr. Griff received a bonus of $140,000 in respect of his employment in 2012.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the SEC. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.